UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Alaska Air Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

P.O. Box 68947

Seattle, Washington 98168

To our Stockholders:

The Annual Meeting of Stockholders of Alaska Air Group, Inc. will be held at the Museum of Flight in Seattle, Washington at [        ] on Tuesday, May 20, 2008, for the following purposes:

1. To elect six directors, each for a one-year term;

2. To approve a new 2008 Performance Incentive Plan;

3. To consider and vote upon the three stockholder proposals described in the accompanying proxy statement, if those proposals are properly presented at the meeting; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Stockholders owning Company common stock at the close of business on March 14, 2008 are entitled to receive this notice and to vote at the meeting. All stockholders are requested to be present in person or by proxy. For the convenience of stockholders who do not expect to attend the meeting in person and wish to have their shares voted, a form of proxy and an envelope are enclosed. Stockholders may also vote by internet or telephone. Any stockholder who later finds that he or she can be present at the meeting, or for any reason desires to do so, may revoke his or her proxy at any time before it is voted.

Voting by the internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. By using the internet or telephone to vote, you help Alaska Air Group reduce postage and proxy tabulation costs.

•	To vote by internet, visit www.proxyvote.com.

•	To vote by telephone, call 1-800-690-6903.

We appreciate your participation, since a majority of the outstanding common stock entitled to vote at the meeting must be represented either in person or by proxy to constitute a quorum in order to conduct business.

By Order of the Board of Directors,

Keith Loveless

Corporate Secretary and General Counsel

April     , 2008

ANNUAL MEETING INFORMATION

The Board of Directors of Alaska Air Group, Inc. (“AAG” or the “Company”) is soliciting proxies for this year’s Annual Meeting of Stockholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

The Board set March 14, 2008 as the record date for the meeting. Stockholders who owned Company common stock on that date are entitled to vote at the meeting, with each share entitled to one vote. There were 36,575,476 shares of Company common stock outstanding on the record date.

Annual meeting materials, which include this proxy statement, a proxy card or voting instruction form, and our 2007 Annual Report, were delivered to stockholders on or about April     , 2008. The Company’s Form 10-K for the year ended December 31, 2007 is included in the 2007 Annual Report. It was filed with the Securities and Exchange Commission (“SEC”) on February 20, 2008.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2008.

Stockholders may access, view and download this proxy statement and our 2007 Annual Report over the Internet on our website located at http://www.alaskaair.com/company and by clicking on “Investor Information,” “Financial Reports” and “2007 Annual Report and 2008 Proxy Statement.” Information on our website does not constitute part of this proxy statement.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this annual meeting information and proxy from us because you owned shares of common stock in Alaska Air Group as of the record date for the annual meeting. This proxy statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Alaska Air Group common stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, Computershare Trust Company, N.A., which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are the beneficial owner but not the stockholder of record of those shares. Employees of the Company who hold shares of stock in one or more of the Company’s 401(k) retirement plans are beneficial owners.

What am I voting on?

You are being asked to vote on the election of six directors, the approval of a new 2008 Performance Incentive Plan (“2008 Plan”) and, if properly presented, up to three stockholder proposals. When you sign and mail the proxy card or submit your proxy by telephone or the internet, you appoint each of William S. Ayer and Keith Loveless, or their respective substitutes or nominees, as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Messrs. Ayer and Loveless.) This way, your shares will be voted even if you cannot attend the meeting.

How does the Board of Directors recommend I vote on each of the proposals?

•	FOR each of the Board’s six director nominees and FOR the approval of a new 2008 Performance Incentive Plan (Proposals 1 and 2)
•	AGAINST the stockholder proposals (Proposals 3 through 5)

How do I vote my shares?

Stockholders of record can vote by using the proxy card or by telephone or by the internet. Beneficial owners whose stock is held:

•	in a brokerage account can vote by using the voting instruction form provided by the broker or by telephone or the internet.

•

by a bank, and have the power to vote or to direct the voting of the shares, can vote using the proxy or the voting information form provided by the bank or, if made available by the bank, by telephone or the internet.

•	in trust under an arrangement that provides the beneficial owner with the power to vote or to direct the voting of the shares can vote in accordance with the provisions of such arrangement.

•	in trust in one of the Company’s 401(k) retirement plans can vote using the voting instruction form provided by the trustee.

Beneficial owners, other than persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, can vote at the meeting provided that he or she obtains a “legal proxy” from the person or entity holding the stock for him or her (typically a broker, bank, or trustee). A beneficial owner can obtain a legal proxy by making a request to the broker, bank, or trustee. Under a legal proxy, the bank, broker, or trustee confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting.

Listed below are the various means — internet, phone and mail — you can use to vote your shares without attending the annual meeting.

You can vote on the internet.

Stockholders of record and beneficial owners of the Company’s common stock can vote via the internet regardless of whether they receive their annual meeting materials through the mail or via the internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the internet, please do not mail in your proxy card (unless you intend for it to revoke your prior internet vote). Your internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can vote by phone.

Stockholders of record and beneficial owners of the Company’s common stock can vote by phone. Instructions for voting by phone are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card (unless you intend for it to revoke your prior telephone vote). Your phone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can vote by mail.

Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

The availability of telephone and internet voting.

Broadridge Financial Solutions, Inc. (“Broadridge”) internet and telephone voting facilities for stockholders of record and beneficial holders will be available 24 hours a day, and will close at 11:59 p.m. Eastern Time on May 19, 2008. To allow sufficient time for voting by the trustee, voting instructions for 401(k) plan shares must be received no later than 11:59 p.m. on Thursday, May 15, 2008.

How will my shares be voted if I return a blank proxy or voting instruction form?

If you are a stockholder of record, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors shown above and as the named proxies may determine in their discretion with respect to any other matters properly presented for a vote before the meeting.

If you are a beneficial owner and do not provide your broker, bank or other trustee with voting instructions, your shares may constitute “broker non-votes” and may not be counted in connection with certain matters. See “What are broker non-votes?” below.

If your shares are held in one of our 401(k) retirement plans and the trustee of the plan does not receive voting instructions for shares in your plan account on a matter, your shares will not be voted by the trustee on that matter.

What other business may be properly brought before the meeting, and what discretionary authority is granted?

Under the Company’s Bylaws, a stockholder may bring business before the meeting for publication in the Company’s 2008 proxy statement only if the stockholder gave written notice to the Company on or before December 21, 2007. Aside from nominations for director, the only such business as to which the Company received proper advance notice from a stockholder are (i) the three stockholder proposals described in this proxy statement and included on the Company’s proxy card, and (ii) a stockholder proposal that we were permitted to exclude from this proxy statement under applicable rules and regulations of the Securities and Exchange Commission (SEC). Under the Bylaws, stockholders may also act on any business not set forth in the notice of meeting but otherwise properly brought before the meeting by or at the direction of the Board of Directors.

The Company has not received notice that any business other than that described or referenced in this proxy statement will be brought before the meeting. As to any other matters that may properly come before the meeting and are not on the proxy card, the proxy grants to Messrs. Ayer and Loveless the authority to vote the shares for which they hold proxies in accordance with their best judgment. With respect to the stockholder proposal referenced above that has been excluded from this proxy statement under applicable rules of the SEC, Messrs. Ayer and Loveless intend to utilize the discretionary authority conferred by the proxies submitted to vote against such proposal if it is properly presented at the Annual Meeting.

What does it mean if I receive more than one proxy card, voting instruction form or email notification from the Company?

It means that you have more than one account for your AAG shares. Please complete and submit all proxies to ensure that all your shares are voted or vote by internet or telephone using each of the identification numbers.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote by delivering a later-dated proxy or, except for persons who beneficially own shares held in trust in one of the Company’s 401(k) retirement plans, by voting at the meeting. The later-dated proxy may be delivered by telephone, internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. Except for persons beneficially holding stock in one of the Company’s 401(k) retirement plans, you may do this at a later date or time by:

•	voting by telephone or on the internet (which may not be available to some beneficial holders) before 11:59 p.m. Eastern Time Monday, May 19, 2008 (your latest telephone or internet proxy is counted);

•	signing and delivering a proxy card with a later date; or

•

voting at the meeting. (If you hold your shares beneficially through a broker, you must bring a legal proxy from the broker in order to vote at the meeting. Please also note that attendance at the meeting, in and of itself, without voting in person at the meeting, will not cause your previously granted proxy to be revoked.)

Persons beneficially holding stock in one of the Company’s 401(k) retirement plans cannot vote in person at the meeting and must vote in accordance with instructions from the trustees. Subject to these qualifications, such holders have the same rights as other record and beneficial holders to change their votes.

If you are a registered stockholder, you can obtain a new proxy card by contacting the

Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, telephone (206) 392-5131. If your shares are held by a broker, trustee or bank, you can obtain a new voting instruction form by contacting your broker, trustee or bank. If your shares are held by one of the Company’s 401(k) retirement plans, you can obtain a new voting instruction form by contacting the trustee of such plan. You can obtain information about how to contact the trustee from the Company’s Corporate Secretary. Please refer to the section below titled “How are shares voted that are held in a Company 401(k) plan?” for more information. If you sign and date the proxy card or voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

What are broker non-votes?

As indicated above, if you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Board of Directors. However, if your shares are held by a broker and you do not provide instructions to the broker on how to vote (whether you use the internet or phone or return the enclosed voting instruction form), the absence of instructions may cause your shares to result in a “broker non-vote” on the matters for which you do not provide instructions on how to vote. Accordingly, if you want to vote your shares on a matter, it is important that you provide voting instructions on that matter.

The following sets forth the application of broker non-vote rules to the proposals.

Election of Directors.

The election of directors is the subject of Proposal 1. Mr. Stephen Nieman, a stockholder of the Company, has informed the Company of his intention to nominate up to six persons at the annual meeting for election to the Board of Directors. Although Mr. Nieman has filed his own proxy materials with the SEC, he has indicated that he does not intend to mail his proxy materials to all of the Company’s stockholders. The current position of the New York Stock Exchange (NYSE) is that an election is not contested unless the “challengers . . . do a mailing to all stockholders who hold their shares beneficially or in street name through banks, brokers or other intermediaries.” Accordingly, we currently believe that the election of directors will not be “contested” for purposes of NYSE Rule 452 and a broker will have the discretion to vote your shares in the election of directors in the absence of specific instructions.

Board Proposals.

The approval of a new 2008 Performance Incentive Plan is the subject of Proposal 2. If you do not give the broker that holds your shares voting instructions regarding this proposal, your shares will be considered “broker non-votes.” As a result, your shares will not be voted on this proposal and will not be counted in determining the outcome of the vote on the proposal, although they will count for purposes of determining whether a quorum exists at the meeting.

Stockholder Proposals.

Brokers will not be allowed to vote on any of the Proposals 3 through 5 for which you do not provide instructions. For example, if you provide instructions for Proposals 3 through 4, but not for Proposal 5, the broker will not cast a vote on your behalf on Proposal 5; in other words, there will be a “broker non-vote” on Proposal 5. As a result, if you do not give the broker that holds your shares voting instructions regarding one or more of these proposals, your shares will not be voted on that proposal and will not be counted in determining the outcome of the vote on that proposal, although they will count for purposes of determining whether a quorum exists at the meeting.

How are shares voted that are held in a Company 401(k) plan?

On the record date, 1,589,009 shares were held in trust for Alaska Air Group 401(k) plan participants. The trustees, Vanguard and Fidelity, sent a proxy statement, an annual report and a voting instruction form to each participant who held shares through the Company’s 401(k) plans on the record date. The trustee will vote only those shares for which instructions are received from participants. If a participant does not indicate a preference as to a matter, including the election of directors, then the trustee will not vote the participants’ shares on such matters.

To allow sufficient time for voting by the trustee, please provide voting instructions no later than 11:59 p.m. on Thursday, May 15, 2008. Because the shares must be voted by the trustee, employees who hold stock through the 401(k) plans may not vote these shares at the meeting.

May I vote in person at the meeting?

We will pass out a ballot to any record holder of our stock who requests a ballot at the meeting. If you hold your shares through a broker, you must bring a legal proxy from your broker in order to vote by ballot at the meeting. You may request a legal proxy from your broker by indicating on your voting instruction form that you plan to attend and vote your shares at the meeting, or at the internet voting site to which your voting materials direct you. Please allow sufficient time to receive a legal proxy through the mail after your broker receives your request. Because shares held by employees in the 401(k) plans must be voted by the trustee, these shares may not be voted at the meeting.

Can I receive future materials via the internet?

If you vote on the internet, simply follow the prompts for enrolling in the electronic proxy delivery service. This will reduce the Company’s printing and postage costs, as well as the number of paper documents you will receive.

Stockholders may enroll in that service at any time after the annual meeting and can read additional information about this option and request electronic delivery by going to Broadridge’s website, http://enroll.icsdelivery.com/alk.

If you already receive your proxy materials via the internet, you will continue to receive them that way until you instruct otherwise through the website referenced above.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding shares entitled to vote as of the record date, or 36,575,476 shares, must be present or represented at the meeting and entitled to vote in order to hold the meeting and conduct business (i.e., to constitute a quorum). Shares are counted as present or represented at the meeting if the stockholder of record attends the meeting; if the beneficial holder attends with a “legal proxy” from the record holder; or if the record holder has granted a proxy, whether by returning a proxy card or by telephone or internet, without regard to whether the proxy actually casts a vote or withholds or abstains from voting.

How many votes must the nominees have to be elected?

The Company has amended its Bylaws to require each director to be elected at each annual meeting by a majority of votes cast with respect to that director . This means that the number of votes “for” a director must exceed the number of votes “against” that director. In the event that a nominee for director receives more “against” votes for his or her election than “for” votes, the board must consider such director’s resignation following a recommendation by the Board’s Governance and Nominating Committee. The majority voting standard does not apply, however, in the event that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, directors will instead be elected by a plurality of the votes cast, meaning that the persons receiving the highest number of “for” votes, up to the total number of directors to be elected at the annual meeting, will be elected.

The Company has been informed that an opposing solicitation for the election of up to six directors will be made by Mr. Nieman. (See “Opposing Solicitation” on page [    ].) If there are

more nominees than the number of directors to be elected, directors will be elected by a plurality vote. Withheld votes will not be taken into account in determining the outcome of the election of directors. Based on the Company’s understanding that the opponents do not intend to mail their proxy materials to all of the Company’s stockholders, brokers will have discretionary authority to vote shares for which beneficial holders do not provide instructions.

The determination that Mr. Nieman’s notice of nomination was timely received for purposes of determining the applicability of the majority voting bylaw is not an admission that Mr. Nieman complied with the Bylaws or that Mr. Nieman’s nominees are eligible for nomination to the Company’s Board of Directors. By accepting Mr. Nieman’s notice of nomination for the 2008 Annual Meeting, the Company does not waive its rights to challenge any future notice of nomination submitted by Mr. Nieman or by any other stockholder or the eligibility of their director nominees.

What happens if a director candidate nominated by the Board of Directors is unable to stand for election?

The Board of Directors may reduce the number of seats on the Board or it may designate a substitute nominee. If the Board designates a substitute, shares represented by proxies held by the named proxies, Messrs. Ayer and Loveless, will be voted for the substitute nominee.

How many votes must the proposal to approve the 2008 Performance Incentive Plan and each of the stockholder proposals (Proposals 3 through 5) receive in order to pass?

A majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter of the proposal must be voted for each proposal in order for it to pass. “Abstain” votes are deemed present and entitled to vote and are included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, an abstention, not being a vote for, will have the effect of a negative vote. A broker non-vote is not deemed present and entitled to vote for proposals for which it is applicable and are not included for purposes of determining the number of shares constituting a majority of shares present and entitled to vote. Accordingly, a broker non-vote is disregarded for purposes of determining the outcome of the vote on these proposals. See “What are broker non-votes?” Page [    ].

How are votes counted?

Voting results will be tabulated by Broadridge Financial Solutions, Inc. IVS and Associates, or its designee, will serve as the independent inspector of elections.

Is my vote confidential?

The Company has a confidential voting policy as a part of its governance guidelines, which are published on the Company’s website.

Who pays the costs of proxy solicitation?

The Company pays for distributing and soliciting proxies and reimburses brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses in forwarding proxy materials to beneficial owners. The Company has engaged Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for the meeting. Georgeson may use up to 10 employees in connection with the solicitations. It is intended that proxies will be solicited by the following means: additional mailings, personal interview, mail, telephone and electronic means. Proxies may also be solicited by the persons identified as Participants under the heading “Participants in the Solicitation,” who will receive no additional compensation, except for reimbursement of expenses. Although no precise estimate can be made at this time, we anticipate that the aggregate amount we will spend in connection with the solicitation of proxies will be $23,500 (exclusive of costs we would ordinarily expend in solicitation of proxies in the absence of an election contest). To date, $16,000 has been incurred. This amount includes fees payable to Georgeson, but excludes salaries and expenses of our officers, directors and employees.

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the annual meeting will be available at the annual meeting. It will also be available Monday through Friday from April 1 through May 19 between the hours of 9 a.m. and 4 p.m., local time, at the offices of the Corporate Secretary, 19300 International Blvd., Seattle WA 98188. A stockholder of record may examine the list for any legally valid purpose related to the annual meeting.

Where can I find the voting results of the meeting?

We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2008. You can read or print a copy of that report by going to the Company’s website, and then choosing Company Info, Investor Information, and SEC Filings. You can find the same Form 10-Q by going directly to the SEC EDGAR files at http://www.sec.gov. You can also get a copy by calling us at (206) 392-5131, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company currently has ten directors. On May 20, 2008, Mr. Richard A. Wien, whose term expires this year, will retire from the Board. The Board of Directors wishes to thank Mr. Wien for his dedication and service to the Board over the past 26 years. The Company’s Certificate of Incorporation provides that the Board of Directors shall be composed of no less than nine and no more than 15 directors. On March 13, 2008, the Board passed a resolution providing that the Company shall have nine directors effective as of the Annual Meeting on May 20, 2008. The Company’s Bylaws provide that the class of directors up for election this year shall serve a one-year term. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Six directors are nominees for election this year and each has consented to serve a one-year term ending in 2009. The remaining directors will continue to serve the terms set out below.

NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2009

William S. Ayer

Director since 1999

Age – 53

Mr. Ayer has served as Chairman, President and CEO of Alaska Air Group since May 2003. In 1997, he was named President of Alaska Airlines. He was also named CEO of Alaska Airlines in 2002, and in 2003 took leadership of Alaska Air Group and Alaska Airlines as Chairman, President and CEO and Chairman of Horizon Air. Prior to 2000, he worked in various marketing, planning and operational capacities at Alaska Airlines and Horizon Air. In December 2007, Mr. Ayer was appointed to the Seattle Branch of the Federal Reserve Board. Mr. Ayer also serves on the boards of Alaska Airlines and Horizon Air, Puget Energy, Angel Flight, the Alaska Airlines Foundation, the University of Washington Business School Advisory Board and the Museum of Flight.

Phyllis J. Campbell

Director since 2002

Age – 56

Ms. Campbell serves as Chair of the Board’s Compensation Committee. She is President and CEO of The Seattle Foundation. She was President of U.S. Bank of Washington from 1993 until 2001 and has served as Chair of the Bank’s Community Board. In August 2007, Ms. Campbell was appointed to Toyota’s Diversity Advisory Board. She also serves on the boards of Alaska Airlines, Nordstrom, and Puget Energy. Ms. Campbell is also a member of the Board of Trustees of Seattle University.

Mark R. Hamilton

Director since 2001

Age – 63

Mr. Hamilton serves on the Board’s Audit and Safety Committees, as well as on the Horizon Air Board. He is President of the University of Alaska, a position he has held since 1998. That same year, he retired as a U.S. Army Major General following 31 years of active military duty, primarily in the fields of teaching, management and administration. Formerly, Mr. Hamilton was Chief of Staff of the Alaskan Command at Elmendorf Air Force Base and Commander of Division Artillery at Fort Richardson. Mr. Hamilton is a graduate of the U.S. Military Academy at West Point and is the recipient of the Army’s highest peacetime award, the Distinguished Service Medal.

R. Marc Langland

Director since 1991

Age – 66

Mr. Langland is Lead Director and Chair of the Board’s Governance and Nominating Committee. He has been President of Northrim Bank (Anchorage, Alaska) since November 1990 and Chairman since January 1998. Mr. Langland has also been Chairman, President and CEO of its parent company, Northrim BanCorp, Inc. since December 2001. He was Chairman and Chief Executive Officer of Key Bank of Alaska from 1987 to 1988 and President from 1985 to 1987. He served on the Board of Trustees of the Alaska Permanent Fund Corporation from

February 1987 to January 1991 and was Chairman from June 1990 to January 1991. He is also a director Horizon Air, Northrim BanCorp, Inc. and Usibelli Coal Mine, and is a member of the Anchorage Chamber of Commerce and a board member and past chairman of Commonwealth North.

Dennis F. Madsen

Director since 2003

Age – 59

Mr. Madsen serves on the Compensation and Audit Committees. He is currently the Chairman of Seatab Software (Bellevue, Washington). From 2000 to 2005, Mr. Madsen was President and CEO of Recreational Equipment, Inc. (REI), a retailer and online merchant for outdoor gear and clothing. He served as REI’s Executive Vice President and Chief Operating Officer from 1987 to 2000, and held numerous positions throughout the company. He also serves on the boards of Alaska Airlines, Horizon Air, Seatab Software, the Western Washington University Foundation, Western Washington University, Islandwood, Performance Bicycles and the Youth Outdoors Legacy Fund.

Byron I. Mallott

Director since 1982

Age – 65

Mr. Mallott serves on the Board’s Safety and Governance and Nominating Committees. Currently he is a Senior Fellow of the First Alaskans Institute, a nonprofit organization dedicated to the development of Alaska Native peoples and their communities. In January 2007, Mr. Mallott was appointed to the Board of Trustees of the Smithsonian Institution’s National Museum of the American Indian. From 1995 to 1999, he served as Executive Director (chief executive officer) of the Alaska Permanent Fund Corporation, a trust managing proceeds from the state of Alaska’s oil reserves. He was a director of Sealaska Corporation (Juneau, Alaska) from 1972 to 1988, Chairman from 1976 to 1983, and Chief Executive Officer from 1982 to 1992. He owns Mallott Enterprises (person investments) and is a director of Alaska Airlines, Sealaska Corporation, Yak-Tat Kwaan, Inc. and Native American Bank, NA.

CONTINUING DIRECTORS WHOSE TERMS EXPIRE IN 2010

Patricia M. Bedient

Director since 2004

Age – 54

Ms. Bedient serves as Chair of the Board’s Audit Committee and is a director of Alaska Airlines. She is Executive Vice President and Chief Financial Officer for the Weyerhaeuser Company, one of the world’s largest integrated forest products companies. A certified public accountant, she served as the managing partner of Arthur Andersen LLP’s Seattle office prior to joining Weyerhaeuser. Ms. Bedient also worked at the firm’s Portland and Boise offices as a partner and as a CPA during her 27-year career with Andersen. She currently serves on the Weyerhaeuser Foundation Board and the advisory board of the University of Washington School of Business. She has also served on the boards of a variety of civic organizations including the Oregon State University Foundation Board of Trustees, the World Forestry Center, the City Club of Portland, St. Mary’s Academy of Portland and the Chamber of Commerce in Boise, Idaho. She is a member of the American Institute of CPAs and the Washington Society of CPAs.

Jessie J. Knight, Jr.

Director since 2002

Age – 57

Mr. Knight serves on the Board’s Compensation and Governance and Nominating Committees. Since 2006, he has been Executive Vice President of External Affairs at Sempra Energy, a company that develops energy infrastructure, operates utilities, and provides related products and services to more than 29 million consumers in the United States, Europe, Canada, Mexico, South America and Asia. From 1999 to 2006, Mr. Knight served as the President and Chief Executive Officer of the San Diego Regional Chamber of Commerce and,

from 1993 to 1998, he was a commissioner of the California Public Utilities Commission. Mr. Knight also serves on the boards of Alaska Airlines and the San Diego Padres Baseball club. He is a standing member of the Council on Foreign Relations.

J. Kenneth Thompson

Director since 1999

Age – 56

Mr. Thompson serves on the Board’s Governance and Nominating Committee and its Safety Committee. He has been appointed to succeed Mr. Wien as chair of the Board’s Safety Committee on May 20, 2008. Mr. Thompson served as Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. Prior to that, he was President of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage, Alaska. Mr. Thompson is currently President and CEO of Pacific Star Energy LLC, a private energy investment company in Alaska, with partial ownership in the oil exploration firm Alaska Venture Capital Group (AVCG LLC) where he serves as the Managing Director. In 2007, Mr. Thompson was appointed to the board of Tetra Tech. He also serves on the boards of Horizon Air, Coeur d’Alene Mines Corporation, and serves on a number of community service organizations.

Vote Required and Recommendation of the Board of Directors

As indicated above, the Company has received a notice from Mr. Nieman, a stockholder of the Company, for the nomination of six individuals, including himself, to the Board of Directors at the 2008 Annual Meeting. Mr. Nieman has filed proxy materials with the SEC in connection with his solicitation of proxies for those nominees. If Mr. Nieman properly brings his nominations before the meeting, the number of nominees will exceed the number of directors to be elected and,, in accordance with the majority voting standard set forth in the Company’s Bylaws, the directors will be elected by a plurality vote. This means that the six persons receiving the highest number of “for” votes at the annual meeting will be elected. This voting standard for the election of directors is discussed further under the section entitled “Question and Answers — How many votes must the nominees have to be elected?” above.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE SIX NOMINEES NAMED ABOVE AS DIRECTORS. UNLESS OTHERWISE INDICATED ON YOUR PROXY, THE SHARES WILL BE VOTED FOR THE ELECTION OF THESE SIX NOMINEES AS DIRECTORS.

PROPOSAL 2. APPROVAL OF THE ALASKA AIR GROUP, INC. 2008 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the Alaska Air Group, Inc. 2008 Performance Incentive Plan (the “2008 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on March 13, 2008.

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans like the proposed 2008 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently maintains the Alaska Air Group, Inc. 2004 Long-Term Incentive Plan (the “2004 Plan”). As of March 13, 2008, a total of 1,706,529 shares of the Company’s common stock were then subject to outstanding awards granted under the 2004 Plan, and 145,615 shares of the Company’s common stock were then available for new award grants under the 2004 Plan. For all of the Company’s equity incentive plans (including the 2004 Plan), as of March 13, 2008, a total of 2,777,214 shares of the Company’s common stock were subject to outstanding options (with a weighted-average exercise price of $32.13 and a weighted-average remaining term of 4.99 years), and a total of 686,283 shares of the Company’s common stock were subject to outstanding restricted stock unit and performance unit awards. (In each case, these numbers are calculated assuming that outstanding performance unit awards are ultimately paid out at target levels of performance. The Company’s outstanding options generally may not be transferred to third parties for value and do not include dividend equivalent rights.

The Board of Directors approved the 2008 Plan based, in part, on a belief that the number of shares currently available under the 2004 Plan does not give the Company sufficient authority and flexibility to adequately provide for future incentives. If stockholders approve the 2008 Plan, no new awards will be granted under the 2004 Plan after the Annual Meeting. In that case, the number of shares of the Company’s common stock that remain available for award grants under the 2004 Plan immediately prior to the Annual Meeting will become available for award grants under the 2008 Plan. An additional 2,100,000 shares of the Company’s common stock will also be made available for award grants under the 2008 Plan, so that if stockholders approve the 2008 Plan, a maximum of 2,245,615 shares will initially be available for award grants under that plan. In addition, if stockholders approve the 2008 Plan, any shares of common stock subject to award grants under the 2004 Plan that expire, are cancelled, or otherwise terminate after the Annual Meeting will also be available for award grant purposes under the 2008 Plan.

If stockholders do not approve the 2008 Plan, the Company will continue to have the authority to grant awards under the 2004 Plan. If stockholders approve the 2008 Plan, the termination of our grant authority under the 2004 Plan will not affect awards then-outstanding under that plan.

Summary Description of the 2008 Performance Incentive Plan

The principal terms of the 2008 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2008 Plan, which appears as Exhibit A to this Proxy Statement.

Purpose

The purpose of the 2008 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward officers, employees, nonemployee directors and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration

Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2008 Plan. Our Board of Directors has delegated general administrative authority for the 2008 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2008 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2008 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2008 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•

to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing

In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2008 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility

Persons eligible to receive awards under the 2008 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 14,000 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers with the exception of Mr. Kevin P. Finan who retired from the Company on January 1, 2008), and each of the Company’s nine non-employee directors, are considered eligible under the 2008 Plan.

Authorized Shares; Limits on Awards

The maximum number of shares of the Company’s common stock that may be issued or transferred pursuant to awards under the 2008 Plan equals the sum of: (1) 2,100,000 shares, plus (2) the number of shares available for additional award grant purposes under the 2004 Plan as of the date of the Annual Meeting and determined immediately prior to the termination of the authority to grant new awards under that plan as of the date of the Annual Meeting, plus (3) the number of any shares subject to stock options granted under the 2004 Plan and outstanding as of the date of the Annual Meeting which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised (including any shares subject to outstanding stock options granted under the 1999 Long-Term Incentive Equity Plan (the “1999 LTIP”)) which expire, or for any reason are cancelled or terminated, after the date of the Annual Meeting without being exercised that would otherwise become available for award grant purposes under the 2004 Plan in accordance with the terms of that plan) , plus (4) the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that are outstanding and unvested as of the date of the Annual Meeting which are forfeited, terminated, cancelled, or otherwise reacquired after the date of the Annual Meeting without having become vested. As of March 13, 2008, 145,615 shares were available for additional award grant purposes under the 2004 Plan, approximately 1,706,529 shares were subject to awards then outstanding under the 2004 Plan and approximately 1,147,873 shares were subject to awards then outstanding under the 1999 LTIP. As noted above, no additional awards will be granted under the 2004 Plan if stockholders approve the 2008 Plan.

Shares issued in respect of any “full-value award” granted under the 2008 Plan will be counted against the share limit described in the preceding paragraph as 1.7 shares for every one share actually issued in connection with the award. For example, if the Company granted 100 shares of its common stock under the 2008 Plan, 170 shares would be charged against the share limit with respect to that award. For this purpose, a “full-value award” generally means any award granted under the plan other than a stock option or stock appreciation right.

The following other limits are also contained in the 2008 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is 2,100,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 300,000 shares.

•

“Performance-Based Awards” under Section 5.2 of the 2008 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $1,000,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2008 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2008 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2008 Plan will again be available for subsequent awards under the 2008 Plan. Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2008 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2008 Plan. In addition, the 2008 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2008

Plan. The Company may not increase the applicable share limits of the 2008 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards

The 2008 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2008 Plan. The 2008 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2008 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2008 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of the Company’s common stock on the date of grant if the option or stock appreciation right will be treated as a full-value award under the share-counting rules for the 2008 Plan described above.

The other types of awards that may be granted under the 2008 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2008 Plan as described below.

Performance-Based Awards

The Administrator may grant awards that are intended to be performance-based within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2008 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the

Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, profitability, economic value added, market share, productivity, safety, customer satisfaction, on-time performance, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals

The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Assumption and Termination of Awards

Generally, and subject to limited exceptions set forth in the 2008 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2008 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2008 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions

Subject to certain exceptions contained in Section 5.7 of the 2008 Plan, awards under the 2008 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and, with limited exceptions set forth in the 2008 Plan, are not made for value.

Adjustments

As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2008 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority

Except as expressly provided with respect to the termination of the authority to grant new awards under the 2004 Plan if stockholders approve the 2008 Plan, the 2008 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination Of or Changes to the 2008 Plan

The Board of Directors may amend or terminate the 2008 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2008 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2008 Plan will terminate on March 12, 2018. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2008 Plan

The U.S. federal income tax consequences of the 2008 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2008 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2008 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2008 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2008 Performance Incentive Plan

As described under “Director Compensation,” the Board of Directors has approved a program under which a portion of the annual retainer for each of our non-employee directors is paid in the form of deferred stock units. As of 2008, the number of stock units paid to each director will be determined by dividing $36,000 by the closing price of a share of our common stock on the date of our Annual Meeting each year. The stock units will be fully vested and will be paid out in shares of our common stock on a one-for-one basis upon the termination of the director’s service under the 2008 Plan. The actual number of shares that will be paid to our non-employee directors under this program is not determinable as that number will be calculated each year based on our stock price on the applicable Annual Meeting date. For purposes of illustration, if the closing price on the date of the 2008 Annual Meeting were the same as the closing price on March 13, 2008 listed below, each of our nine non-employee directors would be credited 1,935 stock units on that date (calculated by dividing $36,000 by $18.60, the closing price of our common stock on March 13, 2008.

Except for the non-employee director program described above, the Company has not approved any other awards that are conditioned upon stockholder approval of the proposed 2008 Plan. The Company is not currently considering any other specific award grants under the 2008 Plan. If the 2008 Plan had been in existence in fiscal 2007, the Company expects that its award grants for fiscal 2007 would not have been substantially different from those actually made in that year under the 2004 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2007, see the material in this proxy statement under the heading “Executive Compensation.”

The closing market price for a share of the Company’s common stock as of March 13, 2008 was $18.60 per share.

Equity Compensation Plan Information

The Company currently maintains five equity compensation plans that have been approved by the Company’s stockholders: the 2004 Plan, the 2002 Employee Stock Purchase Plan (the “ESPP”), 1999 LTIP, the 1996 Long-Term Incentive Equity Plan (the “1996 LTIP”) and the 1988 Stock Option Plan (the “1988 Plan”). In addition, the Company currently maintains the 1997 Non-Officer Long-Term Incentive Equity Plan (the “1997 Plan”) which was not approved by the Company’s stockholders. Stockholders are also being asked to approve a new equity compensation plan, the 2008 Plan, as described above.

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2007.

Plan category	Number of shares of Common Stock to be issued upon exercise of outstanding options and rights		Weighted-average exercise price of outstanding options		Number of shares of Common Stock remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)
Equity compensation plans approved by stockholders	2,497,584	(1)	$32.34	(2)	1,054,110	(3)
Equity compensation plans not approved by stockholders(4)	448,995		$34.18		N/A
Total	2,946,579		$32.67		1,054,110

(1)	Of these shares, 726,518 were subject to options then outstanding under the 2004 Plan, and 440,796 were subject to outstanding restricted and performance stock unit awards granted under the 2004 Plan. In addition, 1,151,248 shares were subject to options then outstanding under the 1999 LTIP, 169,022 shares were subject to options then outstanding under the 1996 LTIP, and 10,000 shares were subject to options then outstanding under the 1988 Plan. No new award of grants may be made under the 1999 LTIP, the 1996 LTIP or the 1988 Plan.

(2)	This number does not reflect the 440,796 shares that were subject to outstanding stock unit awards granted under the 2004 Plan.

(3)	This number is presented after giving effect to purchases under the ESPP for the purchase period that ended November 30, 2007. Of the aggregate number of shares that remained available for future issuance, 684,830 shares were available under the 2004 Plan, and 369,280 shares were available under the ESPP. No new awards will be granted under the 2004 Plan if stockholders approve the 2008 Plan. This table does not reflect the 2,100,000 additional shares that will be available under the 2008 Plan if stockholders approve the 2008 Plan proposal.

(4)	All of these shares were subject to options then outstanding under the 1997 Plan. No new award of grants may be made under the 1997 Plan.

1997 Non-Officer Long-Term Incentive Equity Plan

The 1997 Plan terminated on November 3, 2002 and no further awards may be granted under the plan. Awards granted before that date remain outstanding in accordance with their terms. Employees of the Company who were not officers or non-employee directors were eligible for award of grants under the 1997 Plan. The 1997 Plan is administered by the Compensation Committee. The Committee has broad discretion authority to construe and interpret the plan. No award or any interest in any award granted under the 1997 Plan may be transferred in any manner, other than by will or the laws of descent and distribution, except as otherwise provided by the Committee.

Vote Required and Recommendation of the Board of Directors

The Board of Directors believes that the adoption of the 2008 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of our Board of Directors and all of our executive officers are eligible for awards under the 2008 Plan and thus have a personal interest in the approval of the 2008 Plan.

Approval of Proposal 2 requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote on the proposal. Any broker non-votes will not be counted in determining the number of shares necessary for approval of the proposal, assuming a quorum is obtained. Abstentions will have the same effect as a vote against Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL 2 TO APPROVE THE 2008 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND SET FORTH IN EXHIBIT A HERETO.

CORPORATE GOVERNANCE

Structure of the Board of Directors

In accordance with the Delaware General Corporation Law and the Company’s Certificate of Incorporation and Bylaws, our business affairs are managed under the direction of our Board of Directors. Directors meet their responsibilities by, among other things, participating in meetings of the Board and Board committees on which they serve, discussing matters with our Chairman and Chief Executive Officer and other officers, reviewing materials provided to them, and visiting our facilities.

Pursuant to the Bylaws, the Board of Directors has established four standing committees, which are the Audit Committee, the Compensation Committee, the Governance and Nominating Committee, and the Safety Committee. Only independent directors serve on these committees. The Board has adopted a written charter for each committee. The charters of the Audit, Compensation, Governance and Nominating, and Safety Committees are posted on the Company’s website and can be accessed free of charge at http://www.alaskaair.com/ and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary.

The table below shows the current membership of the standing Board committees. An asterisk (*) identifies the chair of each committee. Mr. Wien will retire from the Board of Directors and as the chair of the Safety Committee effective May 20, 2008. Mr. Thompson has been appointed to replace Mr. Wien as chair of that Committee.

Name	Audit	Compensation	Governance and Nominating	Safety
Patricia M. Bedient	x*
Phyllis J. Campbell		x*
Mark R. Hamilton	x			x
Jessie J. Knight, Jr.		x	x
R. Marc Langland			x*
Byron I. Mallott			x	x
Dennis F. Madsen	x	x
J. Kenneth Thompson			x	x*
Richard A. Wien				x*

The principal functions of the standing Board committees are as follows:

Audit Committee

Pursuant to its charter, the Audit Committee’s responsibilities include the following:

1. Matters pertaining to the independent auditors:

•	appoint them and oversee their work;

•	review at least annually their statement regarding their internal quality-control procedures and their relationship with the Company;

•	maintain a dialogue with respect to their independence;

•	pre-approve all auditing and non-auditing services they are to perform;

•	review annual and quarterly financial statements and filings made with the SEC; and

•	receive and review communications required from the independent auditors under applicable rules and standards.

2. Review the planned activities and results of the internal auditors and any changes in the internal audit charter.

3. Prepare the Audit Committee Report required for the annual proxy statement.

4. Matters pertaining to controls:

•	review financial reporting risk and associated internal controls;

•	review procedures with respect to significant accounting policies and the adequacy of financial controls;

•	discuss with management policies with respect to risk assessment and risk management including the process by which the Company undertakes risk assessment and management;

•	discuss with management, as appropriate, earnings releases and any information provided to analysts and rating agencies;

•

develop and monitor a Corporate Compliance program, including a Code of Conduct and Ethics policy, decide on requested changes to or waivers of such program and code relating to officers and directors, and establish procedures for confidential treatment of complaints concerning accounting, internal controls or auditing matters; and

•

obtain and review at least quarterly a statement from the CEO, CFO and Disclosure Committee disclosing any significant deficiencies in internal controls and any fraud that involves management or other employees with significant roles in internal controls.

5. Annually review and reassess the adequacy of its charter and the Committee’s performance and recommend for Board approval any proposed changes to the charter.

Compensation Committee

Pursuant to its charter, the Compensation Committee’s responsibilities include the following:

1. Establish the process for approving corporate goals relevant to CEO compensation and evaluating CEO performance in light of those goals.

2. Set the salary of the CEO.

3. Approve salaries of other elected executive officers of Alaska Airlines and Horizon Air.

4. Set annual goals under the Performance-Based Pay plan and administer the plan.

5. Grant stock awards and stock options.

6. Administer the supplementary retirement plans for elected officers and the equity-based incentive plans.

7. Make recommendations to the Board regarding other executive compensation issues, including modification or adoption of plans.

8. Fulfill ERISA fiduciary and non-fiduciary functions for tax-qualified retirement plans by monitoring the Pension/Benefits Administrative Committee and the Pension/Benefits Funds Investment Committee, and approve the membership of those committees, trustees and trust agreements, and extension of plan participation to employees of subsidiaries.

9. Approve the terms of employment and severance agreements with elected officers and the form of change in control agreements.

10. Review executive-level development and succession plans.

11. Administer and make recommendations to the Board of Directors with respect to the Company’s equity and other long-term incentive equity plans.

12. Produce the report on executive compensation required for the annual proxy statement.

13. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Pursuant to its charter, the Compensation Committee is authorized to retain such compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. In 2007, the Compensation Committee retained the firm of Deloitte Consulting LLP (“Deloitte Consulting”) as independent compensation consultants to assist it in determining compensation matters for our senior executive officers.

During 2007, the Committee reviewed its charter and recommended that the Board of Directors modify the charter to update the fiduciary functions of the Alaska Air Group Defined Contribution Retirement Plan Administrative Committee.

Governance and Nominating Committee

Pursuant to its charter, the Governance and Nominating Committee’s responsibilities include the following:

1. Develop and monitor the Corporate Governance Guidelines.

2. Evaluate the size and composition of the Board and annually review compensation paid to members of the Board.

3. Develop criteria for Board membership.

4. Evaluate the independence of existing and prospective members of the Board.

5. Seek qualified candidates for election to the Board.

6. Evaluate the nature, structure and composition of other Board committees.

7. Take steps it deems necessary or appropriate with respect to annual assessments of the performance of the Board, and each Board committee, including itself.

8. Annually review and reassess the adequacy of the Committee’s charter and its performance, and recommend any proposed changes in the charter to the Board of Directors for approval.

Safety Committee

Pursuant to its charter, the Safety Committee’s responsibilities include the following:

1. Monitor management’s efforts to ensure the safety of passengers and employees.

2. Monitor and assist management in creating a uniform safety culture that achieves the highest possible industry performance measures.

3. Periodically review with management and outside experts all aspects of airline safety.

4. Evaluate the Company’s health, safety and environmental policies and practices.

Board and Committee Meetings

In 2007, the Board of Directors held six regular meetings. The standing Board committees held the following number of meetings in 2007:

•	Audit Committee — 10

•	Compensation Committee — 6

•	Governance and Nominating Committee — 5

•	Safety Committee — 4

Each director attended at least 97% of all Board and applicable committee meetings during 2007. Each director is expected to attend the Company’s Annual Meeting of Stockholders. Last year, all then-current directors attended the annual meeting.

Board and Committee Independence

The Board of Directors of the Company has determined that all of the directors except Mr. Ayer, which includes each member of the Audit Committee, Governance and Nominating Committee, and Compensation Committee, are independent under the NYSE listing standards and the Company’s independent director standards that are set forth in the Company’s Corporate Governance Guidelines. In making its determination, the Board of Directors considered the amount of charitable contributions made by the Company to certain charitable organizations on which Ms. Bedient and Messrs. Thompson and Mallott serve as directors or advisory board members and the amount of a charitable contribution made by the Company to the University of Alaska where Mr. Hamilton is currently employed as President. After consideration of these matters and in accordance with the Board’s independent director criteria, the Board of Directors affirmatively determined that none of these matters is a material relationship with the Company because the amount of the contributions were immaterial with respect to the Company’s and the charitable organizations’ annual revenues.

Each member of the Company’s Audit Committee meets the additional independence, financial literacy and experience requirements contained in the corporate governance listing standards of the NYSE relating to audit committees or required by the SEC. The Board has determined that Ms. Bedient is an audit committee financial expert as defined in SEC rules.

The Corporate Governance Guidelines are available on the Company’s internet website at http://www.alaskaair.com and are available in print to any stockholder who submits a written request to the Company’s Corporate Secretary. Specifically, the Board has determined that independent directors meet the following criteria:

An independent director must have no material relationship with the Company, based on all material facts and circumstances. At a minimum, an independent director must meet each of the categorical standards listed below.

1. The director has not, within the last three years, been employed by and no immediate family member has been an executive officer of the Company.

2. Neither the director nor any immediate family member has, in any 12-month period in the last three years, received more than $100,000 in direct compensation from the Company, other than compensation for director or committee service and pension or other deferred compensation for prior service.

3. (i) Neither the director nor any immediate family member is a current partner of the Company’s independent auditor; (ii) the director is not a current employee of the audit firm; (iii) no immediate family member is a current employee of the audit firm working in its audit, assurance or tax compliance practice; and (iv) neither the director nor any immediate family member was an employee or partner of the audit firm within the last three years and worked on the Company’s audit within that time.

4. Neither the director nor any immediate family member has, within the last three years, been part of an interlocking directorate. This means that no executive officer of the Company serves on the compensation committee of a company that employs the director or immediate family member.

5. The director is not currently an employee, and no immediate family member is an executive officer, of another company (i) that represented at least 2% or $1 million, whichever is greater, of the Company’s gross revenues, or (ii) of which the Company represented at least 2% or $1 million, whichever is greater, of such other company’s gross revenues, in any of the last three fiscal years. Charitable contributions are excluded from this calculation.

The Board considers that the following situations do not create material relationships:

a. the receipt by a director of retirement compensation earned under one or more tax-qualified or nonqualified plans during the director’s employment with the Company;

b. ordinary-course business between the Company and an organization of which the Board member is an officer or director, where the amount of such business is immaterial with respect to the Company’s or the organization’s annual revenues; or

c. the receipt of cash or in-kind contributions from the Company by a tax-exempt charitable organization of which the Board member is an officer or director, the value of which is immaterial with respect to the Company’s or the charitable organization’s annual revenues.

For the purposes of these standards, “Company” includes all Alaska Air Group subsidiaries and other affiliates. “Immediate family member” includes the director’s spouse, domestic partner, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and anyone sharing the director’s home. The independence standards for the members of the Audit Committee provide that in addition to the foregoing standards they may not (a) receive any compensation other than director’s fees for Board and Audit Committee service and permitted retirement pay, or (b) be an “affiliate” of the Company as defined by applicable SEC rules.

Director Nomination

Identification and Evaluation of Candidates

1. Internal Process for Identifying Candidates

The Governance and Nominating Committee (the “Committee”) has two primary methods for identifying candidates (other than those proposed by the Company’s stockholders, as discussed below). First, on a periodic basis, the Committee solicits ideas for possible candidates from a number of sources including, but not limited to, members of the Board, senior-level Company executives, individuals personally known to the members of the Board, and research, including database and internet searches.

Additionally, the Committee may, from time to time, use its authority under its charter to retain at the Company’s expense one or more search firms to identify candidates (and to approve any such firms’ fees and other retention terms). If the Committee retains one or more search firms, those firms may be asked to identify possible candidates who meet the minimum and desired qualifications established by the Committee and to undertake such other duties as the Committee may direct.

2. Candidates Proposed by Stockholders

a. General Nomination Right of All Stockholders

Any stockholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in Article II, Section 8 of the Company’s Bylaws. Specifically, these provisions require that written notice of a stockholder’s intent to make a nomination for the election of directors be received by the Secretary of the Company at least 90 days in advance of the third Tuesday in May (with respect to elections held at a regular annual meeting of stockholders), and that such notice include:

•	The name and address of the stockholder who intends to make the nomination and of the person(s) to be nominated;

•	A representation that the stockholder of record is entitled to vote at the meeting;

•	A description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made;

•

Other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and

•	The consent of each nominee to serve as a director if elected.

The Corporate Secretary and General Counsel will send a copy of the Company’s Bylaws to any interested stockholder who requests them. The Company’s Bylaws are also available on the Company’s website at http://www.alaskaair.com.

b. Consideration of Director Candidates Recommended by Stockholders

The Committee will evaluate candidates recommended by a single stockholder, or group of stockholders, that has beneficially owned more than 5% of the Company’s outstanding common stock for at least one year and that satisfies the notice, information and consent provisions set forth below (such individual or group is referred to as the “Qualified Stockholder”). The Committee’s policy on the evaluation of candidates recommended by stockholders who are not Qualified Stockholders is to evaluate such recommendations, and establish procedures for such evaluations, on a case-by-case basis. This policy allows the Committee to devote an appropriate amount of its own and the Company’s resources to each such recommendation, depending on the nature of the recommendation itself and any supporting materials provided. In addition, as discussed above, non-Qualified Stockholders have the ability to nominate one or more director candidates directly at the Annual Meeting. All candidates (whether identified internally or by a stockholder) who, after evaluation, are then recommended by the Committee and approved by the Board, will be included in the Company’s recommended slate of director nominees in its proxy statement.

c. Initial Consideration of Candidates Recommended by Qualified Stockholders

The Committee will evaluate candidates recommended by Qualified Stockholders in accordance with the following procedures.

Qualified Stockholders may propose a candidate for evaluation by the Committee by delivering a written notice to the Committee satisfying each of the requirements described below (the “Notice”). The Notice must be received by the Committee not less than 120 calendar days before the anniversary of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting. No such notice was received in connection with the 2008 Annual Meeting.

Any candidate recommended by a Qualified Stockholder must be independent of the Qualified Stockholder in all respects (i.e., free of any material personal, professional, financial or business relationships from the nominating stockholder), as determined by the Committee or by applicable law. Any candidate submitted by a Qualified Stockholder must also meet the definition of an “independent director” under applicable NYSE rules.

The Notice shall also contain or be accompanied by the following information or documentation:

•

Proof of the required stock ownership (including the required holding period) of the stockholder or group of stockholders. The Committee may determine whether the required stock ownership condition has been satisfied for any stockholder that is the stockholder of record. Any stockholder that is not the stockholder of record must submit such evidence as the Committee deems reasonable to evidence the required ownership percentage and holding period.

•	A written statement that the stockholder intends to continue to own the required percentage of shares through the date of the annual meeting with respect to which the candidate is nominated.

•	The name or names of each stockholder submitting the proposal, the name of the candidate, and the written consent of each such stockholder and the candidate to be publicly identified.

•

Regarding the candidate, such person’s name, age, business and residence address, principal occupation or employment, number of shares of the Company’s stock beneficially owned, if any, a written resume or curriculum vitae of personal and professional experiences, and all other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).

•	Regarding the candidate, information, documents or affidavits demonstrating to what extent the candidate meets the required minimum criteria, and the desirable qualities or skills, established by the Committee. The Notice must also include a written statement that the stockholder submitting the proposal and the candidate will make available to the Committee all information reasonably requested in furtherance of the Committee’s evaluation of the candidate.

•

Regarding the stockholder submitting the proposal, the person’s business address and contact information and any other information that would be required to be disclosed in a proxy statement or other filings required in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act.

•	The signature of each candidate and of each stockholder submitting the proposal.

The Notice shall be delivered in writing by registered or certified first-class mail, postage prepaid, to the following address:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

The Corporate Secretary and General Counsel will promptly forward the Notice to the Chair of the Governance and Nominating Committee.

d. Initial Consideration of Candidates Recommended by Other Stockholders

If, based on the Committee’s initial screening of a candidate recommended by a Qualified Stockholder, a candidate continues to be of interest to the Committee, the Chair of the Committee will request that the CEO interview the candidate and the candidate will be interviewed by one or more of the other Committee members. If the results of these interviews are favorable, the candidate recommended by a Qualified Stockholder will be evaluated as set forth below. Except as may be required by applicable law, rule or regulation, the Committee will have no obligation to discuss the outcome of the evaluation process or the reasons for the Committee’s recommendations with any Qualified Stockholder who made a proposal.

3. Evaluation of Candidates

As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background, qualifications and appropriate references of the candidate, including information concerning the candidate required to be disclosed in the Company’s proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate. The Committee will then (i) determine if the candidate satisfies the qualifications set forth below under the caption “Policy on Minimum Qualifications for All Directors”; (ii) conduct interviews with the candidate as it deems necessary and appropriate; and (iii) consider the contribution that the candidate can be expected to make to the overall functioning of the Board. The Committee will then meet to consider and finalize its list of recommended candidates for the Board’s consideration.

The Governance and Nominating Committee will consider incumbent candidates based on the same criteria used for candidates recommended by Qualified Stockholders, provided that incumbents will also be considered on the basis of the Committee’s annual evaluations of the effectiveness of the Board, its committees and their members.

Policy on Minimum Qualifications for All Directors

While there is no formal list of qualifications, the Governance and Nominating Committee considers, among other things, the prospective nominees’ relevant experience, intelligence, independence, commitment, ability to work with the Chief Executive Officer and within the Board culture, prominence, diversity, age, understanding of the Company’s business, and other factors deemed relevant. For candidates to serve as independent directors, an independent and questioning mindset is critical. The Committee also considers whether the prospective candidates’ workloads would allow them to attend the vast majority of Board meetings, be willing and available to serve on Board committees, and devote the additional time and effort necessary to keep up with Board matters and the rapidly changing environment in which the Company operates. Different substantive areas may assume greater or lesser significance at particular times, in light of the Board’s present composition and the Committee’s (or the Board’s) perceptions about future issues and needs. Relevant experiences might include, among other things, company CEO experience, senior-level international experience, senior-level regulatory or legal experience, and relevant senior-level expertise in one or more of the following areas — finance, accounting, sales and marketing, organizational development, information technology and public relations.

Stockholder Communication Policy

Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including our Lead Director (who presides over executive sessions of the non-employee directors) or with the non-employee directors as a group, may write to:

Board of Directors

Alaska Air Group, Inc.

PO Box 68947

Seattle, WA 98168

Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

•

attempt to handle the inquiry directly (for example, where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors or an individual director); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

At each meeting of the Governance and Nominating Committee, the Corporate Secretary and General Counsel will present a summary of all communications received since the last meeting of the Governance and Nominating Committee that were not forwarded and will make those communications available to any director on request.

Executive Sessions and Lead Director

The Board holds regular executive sessions of non-management directors quarterly. As provided in the Governance and Nominating Committee Charter, the Lead Director who presides over these executive sessions is the chair of the Governance and Nominating Committee.

2007 DIRECTOR COMPENSATION

The following table presents information regarding the compensation paid for 2007 to members of our Board of Directors who are not also our employees (referred to herein as “Non-Employee Directors”). The compensation paid to Mr. Ayer, who is also one of our employees, is presented in the Summary Compensation Table and the related explanatory tables. Mr. Ayer does not receive additional compensation for his service as a director.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2) (c)	Option Awards ($)(2) (d)	Non-Equity Incentive Plan Compensation ($)(2) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2) (f)	All Other Compensation ($)(3) (g)	Total ($) (h)
Patricia M. Bedient	62,200	0	0	0	0	901	63,101
Phyllis J. Campbell	60,200	0	0	0	0	1,867	62,067
Mark R. Hamilton	51,300	0	0	0	0	6,757	58,057
Bruce R. Kennedy(4)	35,300	0	0	0	0	131,715	167,015
Jessie J. Knight, Jr.	50,550	0	0	0	0	2,711	53,261
R. Marc Langland	58,250	0	0	0	0	3,839	62,089
Dennis F. Madsen	54,900	0	0	0	0	3,298	58,198
Byron I. Mallott	49,500	0	0	0	0	11,233	60,733
John V. Rindlaub(6)	14,800	0	0	0	0	2,240	17,040
J. Kenneth Thompson	51,500	0	0	0	0	10,237	61,737
Richard A. Wien	49,300	0	0	0	0	3,790	53,090

(1)	Each of our non-employee directors received at least 50% of their $30,000 annual retainer for 2007 in the form of shares of the Company’s common stock issued under the Company’s 2004 Plan. The Board of Directors (or a committee appointed by the Board of one or more individuals who are not eligible to participate in the plan) administers the plan as to non-employee director stock payments and has the ability to interpret and make all required determinations under the plan, subject to plan limits. In connection with the payment of a portion of a non-employee director’s annual retainer in the form of common stock, the Board of Directors has established stock ownership guidelines that strongly encourage non-employee directors to accumulate shares of Company stock equal in value to one year’s retainer within five years of becoming a director. For 2007, Ms. Bedient and Messrs. Knight, Madsen and Thompson elected to receive the entire amount of their annual retainer in stock, and Mr. Langland elected to receive an additional 25% of his annual retainer in stock, per the terms of the 2004 Plan. The number of shares awarded was determined pursuant to the terms of the 2004 Plan by dividing the dollar value of the retainer to be paid in stock by $26.51, the closing price of our stock the day immediately following our 2007 annual meeting. Fractional shares are settled in cash. Accordingly, each of our Non-Employee Directors received 565 shares on June 13, 2007, except the four directors identified above who each received 1,131 shares and Mr. Langland who received 848 shares on that date. These shares were fully vested on issue. No other equity-based awards were granted to our non-employee directors for 2007.

In 2007, in addition to the $30,000 annual retainer referenced above, the compensation for our non-employee directors included the following:

•

attendance fees of $2,000 for each Audit Committee meeting and $1,200 per day for each Board or other committee meeting in which a non-employee director participated in person, or $750 if participation was via telephone;

•	$500 for participation in telephone updates that occur between meetings;

•	an annual retainer of $8,000 to the Audit Committee chair and $5,000 to other committee chairs;

•	an annual retainer of $1,000 to non-employee directors who also served on the Board of Directors of Alaska Airlines or Horizon Air;

•	attendance fees of $1,500 to members of the Company’s Finance Group; and

•	reimbursement of expenses in connection with attending Board and committee meetings as well as expenses in connection with director education.

In 2008, the Board of Directors increased from $5,000 to $10,000 the annual retainer for the Chair of the Governance and Nominating Committee, who is also the Lead Director, in light of the responsibilities of the Lead Director role. This change is effective May 20, 2008.

(2)	None of our non-employee directors held any unvested equity-based awards as of December 31, 2007. We do not grant stock options to our non-employee directors. Our directors do not participate in any non-equity incentive compensation plans, nor do they participate in a nonqualified deferred compensation plan. Directors do not receive pension benefits for their service.

In November 2007, the Board of Directors approved certain changes to the compensation for our non-employee directors. Beginning in 2008, the annual retainer for each non-employee director will be paid $15,000 in cash and $36,000 in the form of deferred stock units, with the number of units to be determined by dividing the retainer amount by the closing price of our common stock on the date of the annual meeting. The stock units will be paid in shares of our common stock on a one-for-one basis following the termination of the director’s service as a member of the Board. In all other respects, the fee schedule for non-employee directors described above remains in effect.

(3)	As part of a director’s compensation, each Non-Employee Director, the Non-Employee Director’s spouse and the Non-Employee Director’s dependent children are provided transportation on Alaska Airlines and Horizon Air. Included in the All Other Compensation column for each non-employee director is the incremental cost to the Company of providing these benefits, as well the value of each director’s membership in our airport Boardroom program.

In addition, the All Other Compensation column includes the value of reimbursements for taxes on the transportation benefits provided to each director as quantified below:

Director	Value of Taxes Paid ($)
Patricia M. Bedient	563
Phyllis J. Campbell	1,403
Mark R. Hamilton	5,747
Bruce R. Kennedy	848
Jessie J. Knight, Jr.	2,268
R. Marc Langland	3,218
Dennis F. Madsen	2,634
Byron I. Mallott	9,572
John V. Rindlaub	1,734
J. Kenneth Thompson	9,206
Richard A. Wien	3,284

(4)	Mr. Kennedy passed away on June 28, 2007. During the years that Mr. Kennedy was employed by the Company, he accrued annual retirement benefits under the Company’s Retirement Plan for Salaried Employees and its 1976 Elected Officers Supplementary Retirement Plan. Mr. Kennedy’s benefits paid under these plans in 2007 were $39,340 and $ 90,601, respectively. Mr. Kennedy did not receive any retirement or death benefits in connection with his service as a director.

(5)	Amount reported for Mr. Knight includes California state tax reimbursement provided in connection with his transportation benefit.

(6)	Mr. Rindlaub retired from the board effective June 12, 2007.

CEO AND CFO CERTIFICATIONS

In accordance with NYSE listing standards, the Company’s 2007 CEO certification required by Section 303a.12(a) of the NYSE Listed Company Manual has been filed with the NYSE. In addition, the Company’s CEO and CFO certifications required under Section 302 of the Sarbanes-Oxley Act are filed as exhibits to the Company’s Annual Report on Form 10-K.

CODE OF CONDUCT AND ETHICS

The Company has adopted a Code of Conduct and Ethics that applies to all employees of the Company, including our Chief Executive Officer, Chief Financial Officer, principal accounting officer and persons performing similar functions. The Code of Conduct and Ethics is located on the Company’s internet website at http://www.alaskaair.com and is available in print to any stockholder who requests it. Information on the Company’s website, however, does not form a part of this proxy statement. The Company intends to disclose any amendments (other than technical, administrative or non-substantive amendments) to, and any waivers from, a provision of the Code of Conduct and Ethics for directors or executive officers on the Company’s internet website.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Approval of Related Person Transactions

Our Board of Directors has adopted a written policy for review, approval or ratification of any transaction, arrangement or relationship in which we were, are or will be a participant, the aggregate amount involved exceeds $120,000 in any calendar year, and a related person has or will have a direct or indirect material interest (other than solely as a result of being a director or the beneficial owner of less than 10% of another entity). For purposes of the policy, a related person is (i) any person who is, or at any time since the beginning of our last fiscal year was, one of our directors or executive officers or a nominee to become a director, (ii) any beneficial owner of more than 5% of our common stock; or (iii) any immediate family member of any the these persons.

Under the policy, once a related person transaction has been identified, the Audit Committee (or the Chair of the Audit Committee for transactions that involve an aggregate amount of less than $1 million) must review the transaction for approval or ratification. Members of the Audit Committee or the Chair of the Audit Committee, as applicable, will review all relevant facts regarding the transaction in determining whether to approve or ratify it, including the extent of the related person’s interest in the transaction, whether the terms are comparable to those generally available in arms’ length transactions, and whether the transaction is consistent with the best interests of the Company. The related person involved in the transaction will participate in the approval or ratification process only to provide additional information as requested for the review. Once initially approved or ratified, all transactions with related persons will be reviewed at least annually.

The policy does not require review or approval of the following transactions: (i) employment by the Company of an executive officer unless he or she is an immediate family member of another related person; (ii) any compensation paid by the Company to a director; and (iii) transaction in which a related person’s interest arises solely from the ownership of equity securities and all holders of the securities receive the same benefit on a pro rata basis.

Certain Transactions with Related Persons

The Company and its subsidiaries have transactions in the ordinary course of business with other corporations of which the Company’s executive officers or directors or members of their immediate families are directors, executive officers, or stockholders. The amounts involved are below disclosure thresholds set by the SEC, or the executive officer or director or his or her family member does not have a direct or indirect material interest, as that term is used in SEC rules, in the transaction.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and certain of its officers to send reports of their ownership of Company common stock and changes in such ownership to the SEC and the NYSE. The Company assists its directors and officers by preparing forms for filing. SEC regulations also require the Company to identify in this proxy statement any person subject to this requirement who failed to file a report on a timely basis. Based on a review of copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that everyone subject to Section 16(a) filed the required reports on a timely basis during 2007.

INDEPENDENT AUDITORS

Selection of Independent Auditors for the Current Fiscal Year

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) as the Company’s independent auditors for the current fiscal year. Representatives of KPMG are expected to attend the meeting to respond to questions from stockholders and will have the opportunity to make a statement, if they wish to do so.

Fees Paid to Independent Auditors

During fiscal years 2007 and 2006, the Company retained KPMG as its principal auditors. The independent auditors provided services in the following categories and amounts:

2007	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,212,523
Audit-Related Fees(2)	155,000
Tax Fees(3)	24,159
All Other Fees(4)	33,000

Total Fees for 2007	$1,424,682

2006	KPMG LLP
Audit Fees for the Company’s Annual Financial Statements and Quarterly Reviews(1)	$1,219,139

2006	KPMG LLP
Audit-Related Fees(2)	175,718
Tax Fees(3)	25,446
All Other Fees(4)	34,417

Total Fees for 2006	$1,454,720

(1)	Audit fees represent the arranged fees for the years presented, including the annual audit of internal controls as mandated under Sarbanes-Oxley Section 404.

(2)	Consists of fees paid in connection with the audit of Air Group’s employee benefit plans in both years.

(3)	Consists of fees paid for professional services in connection with tax consulting related to specific aircraft leasing and acquisition matters. These services were pre-approved by the audit committee.

(4)	Consists of fees paid for professional services in connection with (i) the audit of passenger facility charges and examination of related controls, (ii) the examination of agreed-upon procedures for the U.S. Citizenship and Immigration Services, and (iii) agreed-upon procedures regarding Air Group’s employee incentive pay plans.

The Audit Committee has considered whether the provision of the non-audit services referenced above is compatible with maintaining the independence of the Company’s independent auditors, and has determined that it does not impact the independence of the auditors.

Independent Auditor Engagement Policy

The Audit Committee has established an Independent Auditor Engagement Policy that is designed to ensure that the Company’s auditor performs its services independently and with the highest integrity and professionalism. The Audit Committee reviews the policy annually.

The policy provides that any engagement of the Company’s outside auditor must be consistent with principles determined by the SEC, namely, whether the independent auditor is capable of exercising impartial judgment on all issues encompassed within the auditor’s engagement.

Permitted services under the policy include audit services, audit-related services, certain tax services and certain other services not prohibited by SEC rules or other federal regulations. Before retaining its independent auditor for non-audit services, the Audit Committee will consider factors such as whether the services might compromise the auditor’s independence, whether the auditor is the best provider for the services, and the appropriate proportion of audit to non-audit services.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•

the aggregate amount of fees paid for all such services is not more than five percent (5%) of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;

•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2007 and 2006, there were no such services that were performed pursuant to the “de minimis exception.”

AUDIT COMMITTEE REPORT

The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

Review of Our Company’s Audited Financial Statements

The Audit Committee has reviewed and discussed with management and KPMG, the Company’s independent auditors, the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We believe that management maintains an effective system of internal controls that results in fairly presented financial statements.

The discussions with KPMG also included the material and judgmental matters required by Statement on Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have also received and reviewed the written disclosures and the KPMG letter required by Independence Standard No. 1, Independence Discussions with Audit Committees by the Independence Standards Board, and we have discussed with KPMG their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Alaska Air Group’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee of the Board of Directors

Patricia M. Bedient, Chairperson

Mark R. Hamilton, Member

Dennis F. Madsen, Member

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table shows how much Company common stock is owned as of March 14, 2008, by (a) each director and nominee, (b) each of the Company’s executive officers named in the Summary Compensation Table, and (c) all executive officers as a group. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned.

Name	Number of Shares of Common Stock Owned(1)	Options Exercisable within 60 Days	Total Shares Beneficially Owned(2)	Percent of Outstanding Shares(3)
Patricia M. Bedient	3,082	0	3,082	*
Phyllis J. Campbell	3,224	0	3,224	*
Mark R. Hamilton	2,345	0	2,345	*
Jessie J. Knight, Jr.	4,252	0	4,252	*
R. Marc Langland	5,848	0	5,848	*
Dennis F. Madsen	3,938	0	3,938	*
Byron I. Mallott	3,957	0	3,957	*
J. Kenneth Thompson	8,082	0	8,082	*
Richard A. Wien	8,965	0	8,965	*
William S. Ayer	49,485	467,225	516,710	1.4%
Kevin P. Finan	7,396	74,607	82,003	*
Bradley D. Tilden	11,115	123,012	134,127	*
Gregg A. Saretsky	8,508	104,104	112,612	*
Jeffrey D. Pinneo	6,454	83,545	89,999	*
All directors and all executive officers as a group (17 persons)	131,626	936,602	1,068,228	2.9%

*	Less than 1%

(1)	Consists of the aggregate total of shares of common stock held by the reporting person either directly or indirectly, including 401(k) plan holdings.

(2)	Total beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and represents the sum of the columns “Number of Shares of Common Stock Owned” and “Options Exercisable with 60 Days.” Beneficial ownership does not include shares of common stock payable upon the vesting of restricted stock units, none of which will vest within 60 days, as follows: Mr. Ayer, 30,825; Mr. Finan, 15,300; Mr. Tilden, 20,150; Mr. Saretsky, 18,670 and Mr. Pinneo, 16,060.

(3)	We determine applicable percentage ownership based on 36,575,476 shares of our common stock outstanding as of March 14, 2008. We deem shares subject to options that are currently exercisable or exercisable on or before May 13, 2008 as outstanding for purposes of computing the percentage ownership of the person holding such stock options, but we do not deem them outstanding for purposes of computing the percentage ownership of any other person.

The table below identifies those persons known by us to have beneficial ownership of more than 5% of the Company’s outstanding common stock, as of March 14, 2008.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Outstanding Shares(1)
Donald Smith & Co., Inc.(2)	4,041,511	11.0
152 West 57th Street New York, NY 10019

Dimensional Fund Advisors LP.(3)	2,911,767	8.0
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

PRIMECAP Management Company(4)	2,701,050	7.4
225 South Lake Avenue, #400 Pasadena, CA 91101

Wells Fargo & Company(5)	2,628,942	7.2
420 Montgomery Street San Francisco, CA 94163

Vanguard Chester Funds —Vanguard PRIMECAP Fund(6)	2,540,000	6.9
100 Vanguard Boulevard Malvern, PA 19355

Barclays Global Investors. NA(7)	1,901,351	5.2
45 Fremont Street San Francisco, CA 94105

(1)	We determine applicable percentage ownership based on 36,575,476 shares of our common stock outstanding as of March 14, 2008.

(2)	Beneficial ownership information is based on a Schedule 13G filed by Donald Smith & Co., Inc. (“Donald Smith”) on February 8, 2008. Donald Smith stated in the Schedule 13G that the reported securities are owned by its advisory clients, no one of which, to Donald Smith’s knowledge, owns more than 5% of the class. Donald Smith further reported that it had sole voting power over 3,263,511 of the shares and dispositive voting power over all 4,041,511 shares.

(3)	Beneficial ownership information is based on a Schedule 13G/A filed by Dimensional Fund Advisors LP. (“Dimensional”) on February 6, 2008. Dimensional reported in the Schedule 13G/A that, as an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, it furnishes investment advice to four investment companies and serves as investment manager to other accounts (collectively, the “Funds”), which hold the shares shown in the table above. To Dimensional’s knowledge, the interest of any one Fund does not exceed 5% of the class of securities. Dimensional further reported that while it possesses voting and investment power over all 2,911,767 shares, such shares are owned by the Funds, and Dimensional disclaims beneficial ownership of such shares.

(4)	Beneficial ownership information is based on a Schedule 13G/A filed by PRIMECAP Management Company (“PRIMECAP”) on February 14, 2008. PRIMECAP reported in the Schedule 13G/A that it had sole voting power over 138,000 shares and sole dispositive power over all 2,701,050 shares.

(5)	Beneficial ownership information is based on a Schedule 13G filed by Wells Fargo & Company on February 1, 2008. Wells Fargo & Company reported that it had sole voting power over 865,220 of the shares, sole dispositive power over 837,049 and shared dispositive power over 1,763,722. The Schedule 13G was filed by Wells Fargo & Company on its own behalf and on behalf of four subsidiaries: Wells Capital Management Incorporated; Wells Fargo Funds Management, LLC; Wells Fargo Bank, National Association; and Wells Fargo Investments, LLC.

(6)	Beneficial ownership information is based on a Schedule 13G/A filed by Vanguard Chester Funds-Vanguard Primecap Fund (“Vanguard”) on February 27, 2008. Vanguard reported in the Schedule 13G/A that it had sole voting power over all 2,540,000 shares.

(7)	Beneficial ownership information is based on a Schedule 13G filed by Barclay Global Investors, NA (“Barclay”) on January 22, 2008. Barclay reported that it had sole voting power over 744,865 shares and sole dispositive power over 910,819, and that Barclay Global Fund Advisors had sole voting and dispositive power over 990,532 shares.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This section contains a discussion of the material elements of compensation earned during 2007 by our “Named Executive Officers” listed in the Summary Compensation Table below: Chief Executive Officer (CEO) of Alaska Air Group, Inc. Bill Ayer; Chief Financial Officer of Alaska Air Group, Inc. Brad Tilden; Jeff Pinneo, the CEO of operating subsidiary Horizon Air Industries, Inc.; and Gregg Saretsky and Kevin Finan, two elected officers of subsidiary Alaska Airlines who have or had policy-making roles at the Alaska Air Group level. Mr. Finan retired on January 1, 2008.

The structure of our executive compensation program is designed to compensate executives appropriately and fairly and to drive superior performance. For our Named Executive Officers, a high proportion of total direct compensation is “at risk” and tied to the success of the Company because they are the leaders primarily responsible for the overall execution of the Company’s strategy. The strategic goals of the Company are reflected in our incentive-based executive compensation programs so that executives’ interests are aligned with shareholder interests. Executive compensation is designed to be internally equitable, reflective of the business challenges facing the Company, and scaled to the industry.

Objectives of our Executive Compensation Program

The objectives of the Company’s executive compensation programs are as follows:

•

to attract and retain highly qualified executives who share our Company values and commitment to the Company’s 2010 strategic plan by designing the total compensation package to be entrepreneurial, fair, and competitive with appropriate reference points as described below;

•

to motivate executives to provide excellent leadership and achieve Company goals by linking short-term and long-term incentives to the achievement of specific goals as reflected in executives’ personal commitment plans, the Performance-Based Pay plan, and the Company’s 2010 strategic plan;

•

to align the interests of executives, employees, and stockholders by tying a large portion of our executives’ total direct compensation (base salary, short-term incentive pay, and equity awards) to the achievement of objective goals related to the Company’s safety record, cost structure, employee engagement and profitability; and

•

to provide executives with reasonable security, through a combination of performance-based incentives, retirement plans and change in control agreements that motivate them to continue employment with the Company and achieve goals that will help the Company remain competitive and thrive in the long term.

How Executive Compensation is Determined

The Role of the Compensation Committee, Management and Consultants

Our Compensation Committee determines and approves Mr. Ayer’s compensation. Mr. Ayer recommends compensation for the other Named Executive Officers and the Compensation Committee approves it. None of the other Named Executive Officers have a role in determining executive compensation.

The Committee retained Deloitte Consulting to provide advice with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay, proportion of annual cash pay to long-term incentive pay), and setting compensation levels. In 2007, Deloitte Consulting reviewed our peer group companies (identified below) and assisted the Committee with the collection and analysis of current executive compensation data for these peer group companies. The Compensation Committee utilizes consulting advice in its deliberative process in addition to the other factors discussed below.

How the Elements of our Executive Compensation Program were Selected

The Compensation Committee conducts an annual review of the Company’s executive compensation to ensure that it is structured to satisfy our objectives. The Committee considers how each component of compensation motivates executives to help the Company achieve its performance goals and how it promotes retention of executives who share the Company’s values. Our compensation structure is designed to promote initiative, resourcefulness and teamwork by key employees whose performance and responsibilities directly affect our results of operations.

The Committee utilizes both fixed compensation and variable performance-based compensation to achieve a balanced program that is competitive and fair. Base salaries, benefits, perquisites, retirement benefits, and change in control benefits are primarily intended to attract and retain highly qualified executives. Base salaries, benefits and perquisites are service-based and are paid out on a short-term or current basis. These are the elements of the Company’s executive compensation program where the value of the benefit in any given year is not dependent on performance (although base salary and benefits determined by reference to base salary may increase from year to year depending on performance, among other things).

Annual incentives and long-term equity- based incentives are intended to motivate executives to achieve specific performance objectives. Annual incentives, based on the achievement of objective performance goals and long-term equity-based incentives are paid out on a longer-term basis. We believe that this mix of short-term and longer-term compensation allows us to achieve our dual goals of attracting and retaining highly qualified executives with an entrepreneurial spirit and providing meaningful performance incentives for those executives.

Executive Pay Mix and the Emphasis on “At Risk” Pay

The Compensation Committee believes that emphasis on “at risk” compensation at the senior executive levels of the Company is a key element in achieving a pay-for-performance culture, since it aligns management’s interests with those of the Company’s stockholders.

Total direct compensation for a Named Executive Officer is tailored to place a substantial emphasis on “at risk” pay that is tied to performance objectives. For 2007, the Committee approved target-level compensation for Mr. Ayer that is 80% “at risk” and tied to stockholder value creation. With respect to the other Named Executive Officers, the Committee approved target compensation that is on average 67% “at risk” and tied also to stockholder value creation.

Methodology for Determining Pay

The Use of Benchmarking

In 2007, the Compensation Committee reviewed and analyzed total direct compensation at the executive level. The analysis included the use of “benchmarking”, a review of total direct compensation as compared to market data. For this purpose, the Committee considered air carrier peer group data as well as general industry data. The data was weighted 2/3 airline and 1/3 general industry to identify a “market consensus” compensation level for each executive position. For the analysis of market consensus, the Committee applied a greater focus on peer group air carriers because these are the primary companies that compete with the Company for key talent, customers, and stockholder investment. Peer group air carrier companies also receive greater emphasis because in our industry the vast majority of our employees are unionized and have pay that is often compared to their industry peers. For 2007, the peer group consisted of Air Tran Holdings, AMR Corporation, Continental Airlines Inc., Delta Air Lines Inc., Frontier Airline Holdings, Jet Blue Airways Corporation, Northwest Airlines Corporation, Southwest Airlines Corporation, UAL Corporation and US Airways Group Inc. The Committee also considered general industry data of companies with similar revenues because it recognizes that our executives have opportunities outside the industry.

The Application of Internal Equity Considerations

The Committee believes that the appropriate way to compensate executive officers is to consider many principles of compensation, including internal equity and fundamental fairness. The Committee recognizes that Chief Executive Officer compensation at many publicly traded companies in the United States has dramatically increased over a short period of time. The Committee recognizes that compensation data is susceptible to “ratcheting,” or one-upmanship. This leads the Committee, with the Chief Executive Officer’s full support, to not blindly accept “benchmarking” data to set compensation levels. Thus, while the Committee has considered peer group data as described above, it has also applied other compensation principles such as internal equity when determining Chief Executive Officer compensation. As a result, the Committee’s determination of total direct compensation for the Chief Executive Officer position reflects a substantial discount from market consensus. At current levels, the Chief Executive Officer’s total direct compensation represents approximately two times that of the Executive Vice President level, and approximately four times that of the Vice President level. By considering internal equity, the Committee believes that the resulting data points are more reliable and more insulated from external ratcheting effects.

The Use of Tally Sheets and Wealth Accumulation Analysis

Annually, the Committee reviews tally sheets that show each element of compensation for an individual. For each Named Executive Officer, base salaries, benefit values, incentive plan payments, equity awards, equity exercises, perquisites and retirement benefits are included on tally sheets. The Company’s corporate affairs and human resource departments prepare the tally sheets. To date, the Committee’s use of tally sheets has provided verification that executive compensation is internally equitable and proportioned according to the Committee’s expectations with regard to “at risk” compensation.

The Use of Performance Measures

We use objective performance goals in our annual incentive program, our “Performance-Based Pay” plan, and in our long-term equity incentive program. Annual incentives and long-term incentives are intended to motivate executives to achieve superior performance levels by setting goals that are tied to the Alaska 2010 plan and by linking executives’ compensation to long-term stockholder gain.

Current Executive Compensation Elements

Base Pay

In general, for Named Executive Officers, the Committee targeted base salary levels in the 25th percentile based on market consensus data identified in the review described above. The Committee assessed each executive’s duties and scope of responsibilities, past performance and expected future contributions to the Company, the market demand for the individual’s skills, the individual’s influence on long-term Company strategies and success, and the individual’s leadership performance, and internal equity.

In setting Chief Executive Officer compensation for 2007, the Committee received candid and direct input from Mr. Ayer. At the initiation of Mr. Ayer, his base salary for 2007 remained at the same level it has for the past two years, and lower than it had been in the three years prior to that. The Committee believes that Mr. Ayer’s leadership in this matter has been invaluable in re-affirming the Company’s values and commitment to the 2010 strategic plan. In 2007, Mr. Ayer’s base salary was in the 25th percentile compared to our peer group. The chart below depicts Chief Executive Officer base salaries at airline peer group companies.

CEO Base Pay Comparisons (Airlines)

2005, 2006 and 2007 Base Salary
Alaska Air Group, Inc.	$360,000
2007 Base Salary (Air Group peers)
Air Tran Holdings	$450,000
AMR Corporation	$581,534
Continental Airlines, Inc.	$712,500
Delta Air Lines, Inc.	$337,500
Frontier Airline Holdings	$311,250
Jet Blue Airways Corporation	$200,000
Northwest Airlines Corporation	$516,384
Southwest Airlines Corporation	$424,065
UAL Corporation	$850,000
US Airways Group, Inc.	$550,000
Average Base Salary (Air Group peers)	$493,323

Based on its review of executive compensation, the Committee did not increase base salary levels of the other Named Executive Officers in 2007. The Committee believes that 25th percentile base salary levels for the other Named Executive Officers, with the opportunity to earn market-level compensation through short- and long-term incentive plans that pay when performance objectives are met, are appropriate. The base salary levels of the other Named Executive Officers averaged in the 25th percentile for 2007.

Performance-Based Annual Incentives

Our Named Executive Officers are eligible to earn annual incentive pay under our Performance-Based Pay plan, which is intended to motivate the executives to achieve specific Company goals. The Committee aligns executive compensation with the Company’s strategic plan by choosing a target level performance for the Performance-Based Pay plan that is consistent with the Company’s strategic plan goals.

Each participant in the Performance-Based Pay plan is assigned a target participation level, expressed as a percentage of the participant’s base salary. For the Named Executive Officers, the 2007 target participation levels are as follows:

Name	Target Participation as % of Base Salary
Bill Ayer	100%

Brad Tilden	75%

Gregg Saretsky	75%

Kevin Finan	75%

Jeff Pinneo	75%

Incentive award payments may range from zero to 200% of the Named Executive Officers’ target based on the achievement of the objective performance standards set by the Compensation Committee at the beginning of each year. For 2007, the Performance-Based Pay Plan metrics were set as follows:

Goal	Weight	Threshold		Target		Maximum
		Alaska	Horizon	Alaska	Horizon	Alaska	Horizon
Operational Performance
• Safety on-the-job injuries per 100 full time employees	10%	9.06 or fewer	9.8 or fewer	8.61 or fewer	9.31 or fewer	8.15 or fewer	8.82 or fewer
• Employee Engagement increase in favorable rating (& no increase in unfavorable)	10%	5%	3%	10%	5%	15%	8%
• CASM ex fuel (cost per available seat mile)	10%	7.55¢	13.88¢	7.45¢	13.68¢	7.25	13.38¢
AAG Profitability Adjusted Pretax Profit	70%	$200 m		$325 m		$450 m

Target performance is set according to measures that will keep the Company on course for achieving its 2010 strategic plan. Maximum targets are approximately one and one half times target, and intended as “stretch” goals. Threshold goals are set to improve year-over-year performance. The 2007 Alaska Air Group Profitability target was established by identifying the level of profitability achieved with an 8% adjusted pre-tax profit margin. The Safety and Employee Engagement metrics were set to drive continuous improvement on those measures. The Cost Per Available Seat Mile metric was similarly chosen to promote the Company’s progress on its 2010 strategic plan.

Historically, the Performance-Based Pay plan has paid out as follows:

In addition, all of our employees, including our executive officers, participate in a separate incentive plan called Operational Performance Rewards, which pays a monthly incentive payment to all employees when particular operational performance targets are met. Awards are based on operational performance and customer satisfaction, and the maximum annual payout for each employee is $1,200.

Long-Term Equity-Based Incentive Awards

An important element of our executive compensation program is our long-term equity-based incentive awards, which link executive pay to stockholder value. Our long-term equity incentives are primarily intended to align Named Executive Officers’ long-term interests with stockholders’ long-term interests, although we believe that by promoting stock ownership by our executives, they also play a role in helping us to attract and retain top-performing executives who fit a team-oriented and performance-driven culture.

The Committee issues annual equity grants to provide incentives to our executives to increase stockholder value. The Committee reviews equity grant guidelines that are modeled according to the total direct compensation levels and pay mix described above. Target equity grants achieve total direct compensation at the 50% percentile of market consensus for Named Executive Officers. Named Executive Officers’ equity grants may be adjusted above or below target based on:

•	the individual’s contribution to the success of the Company’s financial performance;

•	internal equity;

•	the individual’s performance of his or her job responsibilities; and

•	the accounting impact to the Company and potential dilution effects of the grant.

For our Named Executive Officers, equity incentive awards are proportioned according to a formula that considers the risk inherent in the various equity vehicles. For 2007, the Named Executive Officers were awarded equity as follows:

Name	Equity Target as % of Base Pay	Equity Mix
		Stock Options	Restricted Stock Units	Performance Shares
Bill Ayer	200%	40%	20%	40%
Brad Tilden	100%	40%	20%	40%
Gregg Saretsky	100%	40%	20%	40%
Kevin Finan	100%	40%	20%	40%
Jeff Pinneo	100%	40%	20%	40%

Stock Options

The Company makes a portion of its long-term incentive grants to Named Executive Officers in the form of stock options with an exercise price that is equal to the fair market value of our common stock on the grant date. Thus, the Named Executive Officers will only realize value on their stock options if our stockholders realize value on their shares. The stock options also function as a retention incentive for our executives as they vest ratably over the four-year period after the date of grant.

Restricted Stock Units

The Company also grants long-term incentive awards to Named Executive Officers in the form of restricted stock units. Subject to the executive’s continued employment with the Company, the restricted stock units vest only on the third anniversary of the date they are granted and, upon vesting, are paid in shares of our common stock. Thus, the units are designed both to link executives’ interests with those of our stockholders as the units’ value is based on the value of our common stock and to provide a long-term retention incentive for the vesting period.

Performance Shares

For 2007, the Company’s granted the Named Executive Officers performance shares as part of our long-term equity-based incentive program. The shares will vest only if the Company achieves a pre-determined average pre-tax profit margin over the course of three years. For 2007, the Compensation Committee set target performance at 8% adjusted pre-tax profit margin (referred to as “APM” in the table below), which was consistent with the goal of the Company and identical to the target set for the Performance-Based Pay plan. By designating a proportion of an executive’s compensation in performance shares, the Compensation Committee aims to further align total direct compensation for executives with the Company’s strategic plan goals.

The 2007 grant of performance shares was set according to the following metrics:

Performance Share Metrics
APM (three-year average)	Percentage of Stock Units that Vest
Less than 4%	0.00%
4%	25.00%
5%	43.75%
6%	62.50%
7%	81.25%
8%	100.00%
9%	125.00%
10%	150.00%
11%	175.00%
12% and above	200.00%

Perquisites and Personal Benefits

In addition to cash and equity compensation, the Company provides the Named Executive Officers with certain perquisites and personal benefits, including automobile expenses and travel benefits. We believe that any perquisites offered to executives should be modest and should not make up a large proportion of the executive’s compensation. In 2008, the Committee determined that an annual amount would be paid to each Named Executive Officer in lieu of all perquisites but travel, life insurance, health exams, AD&D insurance, and Alaska Airlines Boardroom membership. In terms of total direct compensation, the CEO’s annual sum will be 2 % of total direct compensation.

Retirement Benefits/Deferred Compensation Opportunities

The Company provides retirement benefits to the Named Executive Officers under the terms of qualified and non-qualified defined-benefit and defined-contribution retirement plans. The Retirement Plan for Salaried Employees (the “Salaried Retirement Plan”) and our 401(k) plan are both tax-qualified retirement plans that the Named Executive Officers participate in on substantially the same terms as our other participating employees. However, due to maximum limitations imposed by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code on the annual amount of a pension which may be paid under a qualified defined benefit plan, the benefits that would otherwise be payable to the Named Executive Officers under the Salaried Retirement Plan are required to be limited. Because we wish to provide supplemental retirement benefits, we established the 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”), an unfunded defined benefit plan designed to permit participants to receive the full amount of benefits that would be paid under the Salaried Retirement Plan but for the limitations and to provide supplemental retirement benefits.

Under our Nonqualified Deferred Compensation Plan, our Named Executive Officers are also permitted to elect to defer up to 100% of their annual Performance-Based Pay payments. The Company believes that providing the Named Executive Officers with deferred compensation opportunities is a cost-effective way to permit executives to receive the tax benefits associated with delaying the income tax event on the compensation deferred.

Please see the “2007 Pension Benefits” and “2007 Nonqualified Deferred Compensation” tables and information following them for a description of these plans.

Analysis of Our Agreements Regarding Change in Control and Termination

We do not have an employment agreement in place with Mr. Ayer nor with Messrs. Tilden, Saretsky, and Pinneo. Upon a leadership restructuring in April 2007, we entered into a Retirement and Non-Compete Agreement and a Consulting Agreement with Mr. Finan, who served as our Executive Vice President/Operations until April 25, 2007. Under the terms of the Retirement and Non-Compete Agreement, Mr. Finan served the remainder of 2007 as

Executive Vice President/Strategic Projects and retired as of January 1, 2008. The full description of Mr. Finan’s termination arrangements are set forth in the section “Potential Payments Upon Change In Control And Termination” on page     .

We have change in control agreements with our other Named Executive Officers. In 2007, the Committee analyzed the Company’s entire change in control program by reviewing a market analysis of change in control programs generally, and different potential scenarios for the Company specifically. The Committee concluded that the Company’s program was competitive at the senior-most levels of the Company, but that it was overly broad with regard to participation. The Committee assessed the market data and the publicized institutional investor opinions regarding particular terms of change in control agreements, including excise tax reimbursement provisions. The Committee also reviewed changes necessary for compliance with Internal Revenue Service Section 409A regulations.

As a result of the review, the Committee narrowed program participation to a smaller group of executives. For some positions, the Committee reduced the severance multiple with respect to future hires, and the Committee re-defined the definition of “change in control” and modified the excise tax reimbursement provisions for current and future executives.

For the Named Executive Officers (with the exception of Mr. Finan, who is retired and no longer subject to a change in control agreement), the terms of their existing change in control agreements changed as of February 29, 2008, the date by which all four executed agreements with the new provisions. For the Named Executive Officers, the agreements contain a definition of “change in control” that requires consummation of a transaction and a modified excise tax reimbursement provision that requires excise taxes to exceed a 10 percent threshold before excise taxes will be reimbursed by the Company.

We have entered into change in control agreements because we believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty and disruption during a critical transaction time for the Company. The payment of cash severance benefits is only triggered by an actual or constructive termination of employment following a change in control transaction because we believe that Named Executive Officers should be entitled to receive cash severance benefits only if both conditions are met. Once the change in control event commences, the Named Executive Officer’s severance and benefits payable under the contract begins to diminish with time, until ultimate expiration of the agreement thirty-six months later.

In 2007, the Compensation Committee also revised the Company’s equity award agreements such that equity will vest on an accelerated basis only in the event of a change in control plus actual or constructive discharge of the executive.

Policy with Respect to Section 162(m)

Section 162(m) of the Internal Revenue Code generally prohibits the Company from deducting certain compensation over $1 million paid its chief executive officer and certain other executive officers unless such compensation is based on performance objectives meeting certain criteria or is otherwise excluded from the limitation. The Company strives whenever possible to structure its compensation plans such that they are tax deductible and believes that a substantial portion of compensation paid under its current program (including the annual incentives and stock option grants described above) satisfies the requirements under Section 162(m). However, the Company reserves the right to design programs that recognize a full range of performance criteria important to its success, even where the compensation paid under such programs may not be deductible. For 2007, the Company believes that no portion of its tax deduction for compensation paid to its Named Executive Officers will be disallowed under Section 162(m).

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom is independent as defined by the New York Stock Exchange listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in the Company’s 2007 Annual Report on Form 10-K on file with the SEC.

Compensation Committee of the Board of Directors

Phyllis J. Campbell, Chairperson

Jessie J. Knight, Jr.

Dennis F. Madsen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of 2007. During 2007, Mr. Rindlaub also served as a member of the Compensation Committee until his retirement on June 12, 2007. No member of the Compensation Committee during 2007 is or has been a former or current executive officer or employee of the Company or has had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during the fiscal year ended December 31, 2007.

(1)	SEC filings sometimes “incorporate information by reference.” This means the Company is referring you to information that has previously been filed with the SEC, and that this information should be considered as part of the filing you are reading. Unless the Company specifically states otherwise, this report shall not be deemed to be incorporated by reference and shall not constitute soliciting material or otherwise be considered filed under the Securities Act or the Securities Exchange Act.

2007 SUMMARY COMPENSATION TABLE

The following table presents information regarding compensation of our CEO, our chief financial officer and our three other most highly compensated executive officers for services rendered during 2007. These individuals are referred to as “Named Executive Officers” in this Proxy Statement.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3) (h)	All Other Compensation ($)(4) (i)	Total ($) (j)
William S. Ayer Chairman, President and CEO	2007 2006	360,000 360,000	0 0	349,667 302,484	595,511 606,675	76,320 538,965	15,924 57,541	47,508 55,402	1,444,930 1,921,067

Bradley D. Tilden Executive Vice President/Finance and Planning and Chief Financial Officer	2007 2006	260,000 260,000	0 0	212,010 130,554	214,018 151,486	41,340 233,531	171,291 49,450	43,754 69,389	942,413 894,410

Gregg A. Saretsky Executive Vice President/Marketing and Flight	2007 2006	280,000 280,000	0 0	209,721 135,095	218,204 157,286	44,520 243,204	32,280 104,362	46,621 81,705	831,346 1,001,652

Kevin P. Finan(5) Former Executive Vice President/ Strategic Projects	2007 2006	260,000 260,000	0 0	211,746 139,967	167,425 110,504	41,340 225,846	143,518 195,773	283,023 64,973	1,107,052 997,063

Jeffrey D. Pinneo(6) President and CEO (Horizon Air Industries)	2007 2006	237,000 237,000	0 0	180,694 117,593	167,630 142,786	35,550 209,995	803,127 30,202	52,094 60,917	1,476,095 798,493

(1)	The amounts reported in Columns (e) and (f) of the Summary Compensation Table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to 2007 and 2006 (disregarding any estimate of forfeitures related to service-based vesting conditions). Mr. Finan forfeited 2,875 options upon retirement on January 1, 2008. Otherwise, no stock awards or option awards granted to Named Executive Officers were forfeited in 2006 or 2007. For a discussion of the assumptions and methodologies used to value the awards reported in Column (e) and Column (f), please see the discussion of stock awards and option awards contained in Note 12 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2007 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference. For information about the stock awards and option awards granted to our Named Executive Officers for 2007, please see the discussion under “Grants of Plan-Based Awards” below.

(2)	The material terms of these bonus awards are described in the “Compensation Discussion and Analysis” section above.

(3)	The amount reported in Column (h) of the Summary Compensation Table above reflects the year-over-year change in present value of accumulated benefits determined as of December 31 of each year for the Retirement Plan for Salaried Employees and the Officers Supplementary Retirement Plan as well as earnings on each Named Executive Officer’s account under the Nonqualified Deferred Compensation Plan.

(4)	The following table presents detailed information on the types and amounts of compensation reported for the Named Executive Officers in Column (i) of the Summary Compensation Table. For Column (i), each perquisite and other personal benefit is included in the total and identified and, if it exceeds the greater of $25,000 or 10% of the total amount of perquisites and other benefits for that officer, is quantified in the table below. All reimbursements of taxes with respect to perquisites and other benefits are identified and quantified. Also included in the total for Column (i) are: the Company’s incremental cost of providing flight benefits, Alaska Airlines Board Room membership; gas allowance; annual physical; hotel allowance; financial, tax and estate planning; and accidental death and dismemberment insurance premiums.

Name	Company Contribution to 401(k) Account	Term Life Insurance Premiums (and Taxes Paid)	Medical Insurance Premiums (and Taxes Paid)	Automobile Expense	Travel Taxes Paid
William S. Ayer	$6,750	$1,164 ($667)	$9,899 ($0)	$20,800	$8,269
Bradley D. Tilden	$6,750	$603 ($346)	$9,899 ($0)	$17,800	$15,906
Gregg A. Saretsky	$6,750	$650 ($372)	$9,899 ($0)	$18,400	$16,451
Kevin P. Finan	$6,750	$1,854 ($1,063)	$9,899 ($0)	$17,800	$26,584
Jeffrey D. Pinneo	$15,500	$690 ($395)	$5,729 ($3,981)	$17,110	$13,127

(5)	Mr. Finan retired on January 1, 2008. The amount reported in Column (i) for Mr. Finan also includes payments made pursuant to his Employment, Retirement and Non-Compete Agreement with the Company dated April 25, 2007. Mr. Finan received a retirement bonus payment of $200,000 plus $30,000 in payment of all accrued and unused vacation pursuant to the agreement.

(6)	In 2007, Mr. Pinneo became partially vested under the Supplementary Retirement Plan, and earned sufficient service under the Plan to accrue a benefit payable at his Normal Retirement Age. As a result of these changes, $802,627 is included in the Summary Compensation Table in Column (h) as the Change in Pension Value and is attributable to Mr. Pinneo’s vesting and service accruals under the Supplementary Retirement Plan during 2007. This accrual also includes Mr. Pinneo’s nonqualified benefits described in the paragraph below. The Supplementary Retirement Plan and the nonqualified benefits are payable over the long-term after Mr. Pinneo retires from the Company.

Regarding Mr. Pinneo’s nonqualified benefits, when Mr. Pinneo was elected President and CEO of Horizon Air in 2002, he was 100% vested under the Salaried Retirement Plan on account of prior service at Alaska. At that time, Horizon Air, which does not have a plan similar to the Salaried Retirement Plan, agreed to supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been participating in the Salaried Retirement Plan during his tenure as President and CEO of Horizon Air.

2007 GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding the incentive awards granted to the Named Executive Officers for 2007. Each of the equity-based awards reported in the table below was granted under our 2004 Plan.

Name (a)	Grant Date (b)	Thres- hold ($) (c)	Target ($) (d)	Maximum ($) (e)	Thres- hold ($) (f)	Target ($) (g)	Maximum ($) (h)	All Other Stock Awards: Number of Shares Underlying Options (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(2) (l)
William S. Ayer	1/31/07	0	0	0	2,500	10,000	20,000	5,200	23,800		42.85	1,172,871
	N/A	0	360,000	720,000	0	0	0	0	0		0	0
Kevin P. Finan	1/31/07	0	0	0	1,250	5,000	10,000	2,500	11,500	(3)	42.85	563,033
	N/A	0	195,000	390,000	0	0	0	0	0		0	0
Gregg A. Saretsky	1/31/07	0	0	0	1,350	5,400	10,800	2,700	12,300		42.85	605,554
	6/14/07	0	0	0	0	0	0	0	7,700		27.40	105,412
	N/A	0	210,000	420,000	0	0	0	0	0		0	0
Bradley D. Tilden	1/31/07	0	0	0	1,350	5,400	10,800	3,200	12,300		42.85	626,979
	6/14/07	0	0	0	0	0	0	0	7,700		27.40	105,412
	N/A	0	195,000	390,000	0	0	0	0	0		0	0
Jeffrey D. Pinneo	1/31/07	0	0	0	1,150	4,600	9,200	2,300	10,400		42.85	514,207
	N/A	0	177,750	355,500	0	0	0	0	0		0	0

(1)	Threshold, target and maximum are based on 25%, 100% and 200% estimated future payouts, respectively.

(2)	The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements and may or may not be representative of the value eventually realized by the executive. For a discussion of the assumptions and methodologies used to value the awards reported in Column (l), please see the discussion of stock awards and option awards contained in Note 10 (Stock-Based Compensation Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2007 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(3)	This award preceded Mr. Finan’s retirement on January 1, 2008. Upon retirement, 2,875 shares of the 11,500 options granted to him were forfeited pursuant to the terms of the equity agreement.

Description of Equity-Based Awards

Each of the equity-based awards reported in the Grants of Plan-Based Awards Table was granted under, and is subject to, the terms of the 2004 Plan. The 2004 Plan is administered by the Compensation Committee. The Committee has authority to interpret the plan provisions and make all required determinations under the plans. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Unless otherwise provided by the Committee, awards granted under the 2004 Plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death.

Options

Each option reported in Column (j) of the table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, and in accordance with the terms of the 2004 Plan and our option grant practices, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

Each option granted to our Named Executive Officers in 2007 is subject to a four-year vesting schedule, with 25% of the option vesting on each of the first four anniversaries of the grant date. Once vested, each option will generally remain exercisable until its normal expiration date. Each of the options granted to our Named Executive Officers in 2007 has a term of ten years. If a

Named Executive Officer’s employment terminates for any reason other than due to his death, disability or retirement, the unvested portion of the option will immediately terminate. If the Named Executive Officer’s employment is terminated as a result of the officer’s death or disability, the option will immediately vest and become exercisable. If the Named Executive Officer’s employment is terminated as a result of the officer’s retirement, the option will continue to vest and become exercisable over the three-year period following the retirement date (subject to earlier termination at the end of the option’s stated term). For these purposes, “retirement” generally means a termination of employment on or after attaining age 60, attaining age 55 with at least five years of service with the Company, or becoming entitled to commence benefits under a Company-sponsored defined benefit plan in which the officer participates (with at least 10 years service). Unless otherwise provided by the Board of Directors, if there is a change in control of the Company, the options will generally become fully vested and exercisable.

The options granted to Named Executive Officers during 2007 do not include any dividend rights.

Restricted Stock Units

Column (i) of the table above reports awards of restricted stock units granted to our Named Executive Officers for 2007. Each restricted stock unit represents a contractual right upon vesting to receive one share of our common stock. Restricted stock units granted to our Named Executive Officers for 2007 will generally vest in one installment on the third anniversary of the grant date, provided that the officer continues to be employed with the Company through that date. However, the restricted stock units will become fully vested if the Named Executive Officer’s employment terminates due to the officer’s death or disability. If the Named Executive Officer’s employment terminates due to the officer’s retirement, the restricted stock units will continue to vest for the three-year period following the retirement date. (See the description of “Options” above for the definition of “retirement.”) Unless otherwise provided by the Board of Directors, the restricted stock units will also generally become fully vested upon a change in control of the Company.

The restricted stock units granted to Named Executive Officers during 2007 do not include any dividend rights.

Performance Shares

Columns (f) and (h) of the table above report awards of performance shares granted to our Named Executive Officers for 2007. Like restricted stock units, each performance share represents a contractual right upon vesting to receive one share of our common stock. Performance shares granted to our Named Executive Officers for 2007 will generally vest based on the Company’s achievement of pre-established performance goals for adjusted pre-tax profit margin over a three-year period as described in the “Compensation Discussion and Analysis” section above. If the Named Executive Officer’s employment terminates due to the officer’s death, disability or retirement, the performance shares will be eligible to vest on a prorated basis based on the Company’s performance over the three-year performance period. Unless otherwise provided by the Board of Directors, the performance shares will also generally become fully vested upon a change in control of the Company.

The performance shares granted to the Named Executive Officers during 2007 do not include any dividend rights.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding the outstanding equity awards held by each of our Named Executive Officers as of December 31, 2007, including the vesting dates for the portions of these awards that had not vested as of that date.

	Option Awards						Stock Awards
Name (a)	Option Grant/ Award Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
William S. Ayer	5/7/98	24,100	0		47.125	5/7/08
	5/25/99	33,100	0		39.6875	5/25/09
	1/25/00	40,100	0		30.50	1/25/10
	1/30/01	41,900	0		31.80	1/30/11
	11/12/01	39,000	0		25.20	11/12/11
	1/30/02	75,000	0		30.89	1/30/12
	5/31/02	75,000	0		27.85	5/31/12
	2/11/03	55,000	0		18.76	2/11/13
	3/1/04	23,025	7,675	(2)	26.10	3/1/14
	11/17/04	15,000	5,000	(3)	28.85	11/17/14
	8/30/05	23,050	23,050	(4)	32.96	8/30/15	14,000	(4)	350,140
	9/13/06	9,325	27,975	(6)	37.96	9/13/16
	1/31/07	0	23,800	(7)	42.85	1/31/17	5,200	(7)	130,052	10,500	(8)	262,605

Totals:		453,600	87,500				29,700		480,192	10,500		262,605

Bradley D. Tilden	5/7/98	3,675	0		47.125	5/7/08
	5/25/99	8,400	0		39.6875	5/25/09
	1/25/00	11,600	0		30.50	1/25/10
	1/30/01	13,000	0		31.80	1/30/11
	11/12/01	15,600	0		25.20	11/12/11
	5/31/02	30,000	0		27.85	5/31/12
	2/11/03	15,000	0		18.76	2/11/13
	3/1/04	9,675	3,225	(2)	26.10	3/1/14
	8/30/05	6,450	6,450	(4)	32.96	8/30/15	5,350	(4)	133,804
	9/13/06	2,887	8,663	(6)	37.96	9/13/16	5,300	(6)	132,553
	1/31/07	0	12,300	(7)	42.85	1/31/17	3,200	(7)	80,032	5,400	(8)	135,054
	6/14/07	0	7,700	(9)	27.40	6/14/17

Totals:		116,287	38,338				19,250		346,389	5,400		135,054

Gregg A. Saretsky	3/15/98	10,000	0		57.3125	3/15/08
	5/7/98	8,000	0		47.125	5/7/08
	5/25/99	11,200	0		39.6875	5/25/09
	1/25/00	13,600	0		30.50	1/25/10
	1/30/01	15,500	0		31.80	1/30/11
	11/12/01	10,800	0		25.20	11/12/11
	5/31/02	3,590	0		27.85	5/31/12
	2/11/03	5,202	0		18.76	2/11/13
	3/1/04	10,125	3,375	(2)	26.10	3/1/14
	8/30/05	6,750	6,750	(4)	32.96	8/30/15	5,570	(4)	139,306
	9/13/06	2,887	8,663	(6)	37.96	9/13/16	5,300	(6)	132,553
	1/31/07	0	12,300	(7)	42.85	1/31/17	2,700	(7)	67,527	5,400	(8)	135,054
	6/14/07	0	7,700	(9)	27.40	6/14/17

Totals:		97,654	38,788				18,970		339,386	5,400		135,054

	Option Awards							Stock Awards
Name (a)	Option Grant/ Award Date (b)	Number of Securities Underlying Unexercised Options Exercisable (#) (c)	Number of Securities Underlying Unexercised Options Unexercisable (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Allocable Financial Charge Recognized for 2006 ($) (g)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Kevin P. Finan	7/26/00	14,500	0		28.5625	7/26/10	0
	1/30/01	14,800	0		31.80	1/30/11	0
	11/12/01	17,700	0		25.20	11/12/11	0
	2/11/03	8,850	0		18.76	2/11/13	4,377
	3/1/04	6,600	2,200	(2)	26.10	3/1/14	25,550
	8/30/05	4,400	4,400	(4)	32.96	8/30/15	31,629	6,880	(4)	172,069
	1/26/06							1,000	(5)	25,010
	9/13/06	2,682	8,048	(6)	37.96	9/13/16	50,582	4,920	(6)	123,049
	1/31/07	0	8,625	(7)	42.85	1/31/17	55,287	2,500	(7)	62,525	5,000	(8)	125,050

Totals:		69,532	23,273				167,425	20,300		382,653	5,000		125,050
Jeffrey D. Pinneo	5/7/98	3,000	0		47.125	5/7/08	0
	5/25/99	3,900	0		39.6875	5/25/09	0
	1/25/00	4,700	0		30.50	1/25/10	0
	1/30/01	6,000	0		31.80	1/30/11	0
	11/12/01	2,700	0		25.20	11/12/11	0
	5/31/02	30,000	0		27.85	5/31/12	0
	2/11/03	12,000	0		18.76	2/11/13	1,651
	3/1/04	8,100	2,700	(2)	26.10	3/1/14	31,055
	8/30/05	5,400	5,400	(4)	32.96	8/30/15	38,810	4,870	(4)	121,799
	9/13/06	2,445	7,335	(6)	37.96	9/13/16	46,100	4,490	(6)	112,295
	1/31/07	0	10,400	(7)	42.85	1/31/17	50,013	2,300	(7)	57,523	4,600	(8)	4,625

Totals:		78,245	25,835				167,629	16,260		291,617	4,600		4,625
(1)	The dollar amounts shown in Column (h) and Column (j) are determined by multiplying the number of shares or units reported in Column (g) and Column (i), respectively, by $25.01 (the closing price of our common stock on the last trading day of fiscal 2007).
(2)	The unvested options under the 3/1/04 grant will become vested as follows: Mr. Ayer — 7,675 on 3/1/08; Mr. Tilden —3,225 on 3/1/08; Mr. Saretsky — 3,375 on 3/1/08; Mr. Finan — 2,200 on 3/1/08; and Mr. Pinneo — 2,700 3/1/08.
(3)	The unvested options under the 11/17/04 grant will become fully vested on 11/17/08.
(4)	The RSUs awarded on 8/30/05 will become fully vested on 8/30/08. The unvested options under the 8/30/05 grant will become vested as follows: Mr. Ayer — 11,525 on 8/30/08 and 11,525 on 8/30/09; Mr. Tilden — 3,225 on 8/30/08 and 3,225 on 8/30/09; Mr. Saretsky 3,375 on 8/30/08, and 3,375 on 8/30/09; Mr. Finan —2,200 on 8/30/08 and 2,200 on 8/30/09; and Mr. Pinneo — 2,700 on 8/30/08 and 2,700 on 8/30/09.
(5)	The RSUs awarded to Mr. Finan on 1/26/06 will become fully vested on 1/25/09.
(6)	The RSUs awarded on 9/13/06 will become fully vested on 9/13/09. The unvested options under the 9/13/06 grant will become vested as follows: Mr. Ayer — 9,325 on 9,325 on 9/13/08, 9,325 on 9/13/09 and 9,325 on 9/13/10; Mr. Tilden 2,888 on 9/13/08, 2,887 on 9/13/09 and 2,888 on 9/13/10; Mr. Saretsky — 2,888 on 9/13/08, 2,887 on 9/13/09 and 2,888 on 9/13/10; Mr. Finan — 2,683 on 9/13/08, 2,682 on 9/13/09 and 2,683 on 9/13/10; and Mr. Pinneo — 2,445 on 9/13/08, 2,445 on 9/13/09 and 2,445 on 9/13/10.
(7)	The RSUs awarded on 1/31/07 will become fully vested on 1/31/2010. The unvested options under the 1/31/07 grant will become vested as follows: Mr. Ayer — 5,950 on 1/31/08, 5,950 on 1/31/09, 5,950 on 1/31/10 and 5,950 on 1/31/11; Mr. Tilden and Mr. Saretsky — 3,075 on 1/31/08, 3,075 on 1/31/09, 3,075 on 1/31/10 and 3,075 on 1/31/11; Mr. Finan — 2,875 on 1/31/08, 2,875 on 1/31/09 and 2,875 on 1/31/10 (2,875 options due to vest on 1/31/11 were forfeited upon Mr. Finan’s retirement); Mr. Pinneo — 2,600 on 1/31/08, 2,600 on 1/31/09, 2,600 on 1/31/10 and 2,600 on 1/31/11.
(8)	The awards reported in Column (i) are eligible to vest based on the Company’s performance over a three-year period as described in the “Compensation Discussion and Analysis” section above.
(9)	The options granted to Mr. Saretsky and Mr. Tilden on 6/14/07 will become vested as follows: 1,925 on 6/14/08, 1,925 on 6/14/09, 1,925 on 6/14/10 and 1,925 on 6/14/11.

2007 OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding the exercise of stock options by Named Executive Officers during 2007, and on the vesting during 2007 of other stock awards previously granted to the Named Executive Officers.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(1) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
William S. Ayer	0	0	15,400	335,720
Bradley D. Tilden	0	0	5,350	116,630
Gregg A. Saretsky	26,410	418,841	5,570	121,426
Kevin P. Finan	0	0	3,880	84,584
Jeffrey D. Pinneo	0	0	4,870	106,166

(1)	The dollar amounts shown in Column (c) above for option awards are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share closing price of our common stock on the date of exercise and the exercise price of the options. The dollar amounts shown in Column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of our common stock on the vesting date.

2007 PENSION BENEFITS

The following table presents information regarding the present value of accumulated benefits that may become payable to the Named Executive Officers under our qualified and nonqualified defined-benefit pension plans.

Name (a)	Plan Name (b)	Number of Years Credit Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
William S. Ayer	Salaried Retirement Plan	12.308	367,576	0
	Supplemental Retirement Plan	12.398	1,545,646	0
Bradley D. Tilden	Salaried Retirement Plan	16.844	354,626	0
	Supplemental Retirement Plan	8.919	577,810	0
Gregg A. Saretsky	Salaried Retirement Plan	9.771	218,057	0
	Supplemental Retirement Plan	9.771	486,807	0
Kevin P. Finan	Salaried Retirement Plan	7.458	863,690	0
	Supplemental Retirement Plan	7.430	933,185	0
Jeffrey D. Pinneo(2)	Salaried Retirement Plan	3.816	19,815	0
	Supplementary Retirement Plan	5.920	935,670	0

(1)	The years of credited service and present value of accumulated benefits shown in the table above are presented as of December 31, 2007 assuming that each Named Executive Officer retires at normal retirement age and that benefits are paid out in accordance with the terms of each plan described below. For a description of the material assumptions used to calculate the present value of accumulated benefits shown above, please see Note 8 (Employee Benefits Plans) to the Company’s Consolidated Financial Statements, included as part of the Company’s 2007 Annual Report filed on Form 10-K with the SEC and incorporated herein by reference.

(2)	In 2007, Mr. Pinneo became partially vested under the Supplementary Retirement Plan and earned sufficient service under the Plan to accrue a benefit payable at his Normal Retirement Age. As a result of these changes, $802,627 is included in the Pension Benefits table in Column (d) as the Present Value of Accumulated Benefit and is attributable to Mr. Pinneo’s vesting and service accruals under the Supplementary Retirement Plan during 2007. This accrual also includes Mr. Pinneo’s nonqualified benefits described in the paragraph below. The Supplementary Retirement Plan benefits and the nonqualified benefits are payable over the long term after Mr. Pinneo retires from the Company.

Regarding Mr. Pinneo’s nonqualified benefits, when Mr. Pinneo was elected President and CEO of Horizon Air in 2002, he was 100% vested under the Salaried Retirement Plan (as defined below) on account of prior service at Alaska. At that time, Horizon Air, which does not have a plan similar to the Salaried Retirement Plan, agreed to supplement his benefits to ensure that his retirement benefit will be equivalent to what he would have received had he been participating in the Salaried Retirement Plan during his tenure as President and CEO of Horizon Air.

Pension and Other Retirement Plans

The Company maintains two primary defined benefit pension plans covering the Named Executive Officers. The Alaska Air Group, Inc. Retirement Plan for Salaried Employees (the “Salaried Retirement Plan”) is our qualified defined benefit employee retirement plan, and the Named Executive Officers participate in this plan on the same general terms as our other eligible employees. The Named Executive Officers also participate in the Alaska Air Group, Inc. 1995 Elected Officers Supplementary Retirement Plan (the “Supplementary Retirement Plan”).

Salaried Retirement Plan

The Salaried Retirement Plan is a tax-qualified, defined-benefit retirement plan for salaried Alaska Airlines employees hired prior to April 1, 2003, in which all of the Named Executive Officers participate. Each of our Named Executive Officers is fully vested in his accrued benefits under the Salaried Retirement Plan. Benefits payable under the Salaried Retirement Plan are generally based on years of credited service with the Company and its affiliates and final average base salary for the five highest complete and consecutive calendar years of an employee’s last ten complete calendar years of service. The annual retirement benefit at age 62 (normal retirement age under the Salaried Retirement Plan) is equal to 2% of the employee’s final average base salary times years of credited service (limited to 40 years). Annual benefits are computed on a straight life annuity basis beginning at normal retirement age. Benefits under the Salaried Retirement Plan are not subject to offset for Social Security benefits.

The tax law limits the compensation on which annual retirement benefits are based. For 2007, this limit was $225,000. The tax law also limits the annual benefits that may be paid from a tax-qualified retirement plan. For 2007, this limit on annual benefits was $180,000. To the extent the retirement benefits of our Named Executive Officers and certain other employees under the Salaried Retirement Plan exceed these limits, the excess benefits may be paid under the Supplementary Retirement Plan as described below.

Supplementary Retirement Plan

In addition to the benefits described above, the Named Executive Officers are eligible to receive retirement benefits under the Supplementary Retirement Plan. The Supplementary Retirement Plan is a nonqualified, unfunded, noncontributory defined-benefit plan. Normal retirement benefits are payable once the officer reaches age 60. Benefits are calculated as a monthly amount on a straight life annuity basis. In general, the monthly benefit is determined as a percentage (between 50% to 75% of a participant’s final average monthly base salary) with the percentage determined based on both the officer’s length of service with the Company and length of service as an elected officer. This benefit amount is subject to offset by the amount of the officer’s Social Security benefits and the amount of benefits paid under the Salaried Retirement Plan to the extent such benefits were accrued after the officer became a participant in the Supplementary Retirement Plan. (There is no offset for any Salaried Retirement Plan benefits accrued for service before the officer became a participant in the Supplementary Retirement Plan.)

Participants in the Supplementary Retirement Plan become fully vested in their benefits under the plan upon attaining age 50 and completing 10 years of service as an elected officer. Plan benefits will also become fully vested upon a change of control of the Company or upon termination of the participant’s employment due to death or disability.

2007 NONQUALIFIED DEFERRED COMPENSATION

Under the Deferred Compensation Plan, the Named Executive Officers and other key employees may elect to receive a portion of some or all of their Performance-Based Pay awards on a deferred basis. For 2007, Messrs. Ayer and Finan elected to defer their Performance-Based Pay payouts. We do not make any matching or other contributions to any employee’s account under this plan. For 2007, amounts deferred under the Deferred Compensation Plan were credited with interest at a rate of 6.25%. This rate (as in prior years) is based on the mean between the high and the low rates during the first 11 months of the preceding year of yields of Ba2-rated industrial bonds as determined by the plan administrator (rounded to the nearest one-quarter of one percent). Beginning in 2007, participants under the plan had the opportunity to elect among the investment funds offered under our 401(k) plan for purposes of determining the return on their plan accounts. Alternatively, participants may allocate some or all of their plan account to an interest-bearing option with a rate equal to the yield on a Moody’s index of Ba2-rated industrial bonds as of November of the preceding year, rounded to the nearest one-quarter of one percent. Subject to applicable tax laws, amounts deferred under the plan are generally distributed on termination of the participant’s employment, although participants may elect an earlier distribution date and/or may elect payment in a lump sum or installments.

The following table presents information regarding the contributions to and earnings on the Named Executive Officers’ balances under the Company’s nonqualified defined contribution plans during 2007, and also shows the total deferred amounts for the Named Executive Officers as of December 31, 2007.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)
William S. Ayer	76,320	0	13,719	24,723	220,337
Bradley D. Tilden	0	0	0	0	0
Gregg A. Saretsky	0	0	3,010	5,759	48,247
Kevin P. Finan	41,340	0	2,409	4,113	28,761
Jeffrey D. Pinneo	0	0	505	966	8,094

(1)	Only the portion of earnings on deferred compensation that is considered to be at above-market rates under SEC rules is included as compensation for each Named Executive Officer in Column (h) of the Summary Compensation Table. Total earnings for each Named Executive Officer listed in Column (d) above were also included as earnings in the Summary Compensation Table.

Potential Payments Upon Change in Control and Termination

Under the change in control agreements in place with Messrs. Ayer, Tilden, Saretsky and Pinneo, if a change of control occurs, a three- year “employment period” would go into effect. During the employment period, the executive would be entitled to:

•	receive the highest monthly salary the executive received at any time during the 12-month period preceding the change in control;

•

receive an annual incentive payment equal to the higher of the executive’s target Performance-Based Pay plan incentive or the average of his annual incentive payments for the three years preceding the year in which the change in control occurs;

•	continue to accrue age and service credit under our qualified and non-qualified defined benefit retirement plan; and

•	participate in fringe benefit programs that are at least as favorable as those in which the executive was participating prior to the change in control.

If the executive’s employment is terminated by the Company without cause or by the executive for “good reason” during the employment period (or, in certain circumstances, if such a termination occurs prior to and in connection with a change in control), the executive would be entitled to receive a lump sum payment equal to the value of the payments and benefits identified above that the executive would have received had he continued to be employed for the entire employment period. (The terms “cause,” “good reason” and “change in control” are each defined in the change in control agreements.) In the event that the executive’s benefits under the agreement are subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Company will make a tax payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due.

In addition, as noted above, the executive’s unvested benefits under our Supplementary Retirement Plan and, unless two-thirds of our Board determines otherwise, outstanding and unvested stock options and restricted stock units and the target number of performance stock units generally become vested upon a change in control irrespective of a termination of employment.

In the table below, we have estimated the potential cost to us of the payments and benefits each Named Executive Officer would have received if his employment had terminated under the circumstances described above on December 31, 2007. As described above, except for the equity acceleration value, the amount an executive would be entitled to receive would be reduced pro-rata for any period the executive actually worked during the employment period.

	Cash Severance(1)	Enhanced Retirement Benefit(2)	Benefit Continuation(3)	Equity Acceleration(4)	Excise Tax Reimbursement(5)	Total
William S. Ayer	$2,160,000	$167,646	$184,985	$730,292	$1,357,663	$4,600,586
Bradley D. Tilden	$1,365,000	$764,145	$240,328	$406,663	$907,756	$3,683,892
Gregg A. Saretsky	$1,470,000	$771,914	$253,223	$474,440	$931,530	$3,901,107
Jeffrey D. Pinneo	$1,244,250	$711,448	$162,700	$481,443	$800,179	$3,400,020

(1)	Represents the amount obtained by multiplying three by the sum of the executive’s highest rate of base salary during the preceding 12 months and the higher of the executive’s target incentive or his average incentive for the three preceding years.

(2)	Represents the sum of (a) the actuarial equivalent of an additional three years of age and service credit under our qualified and non-qualified retirement plan using the executive’s highest rate of salary during the preceding 12-months prior to a change in control, (b) the present value of the accrued but unvested portion of the non-qualified retirement benefits that would vest upon a change of control, and (c) the matching contribution the executive would have received under our qualified defined contribution plan had the executive continued to contribute the maximum allowable amount during the employment period.

(3)	Represents the estimated cost of (a) three years of premiums under our medical, dental, life, disability, and accidental death insurance programs and (b) three years of continued participation in fringe benefit programs.

(4)	Represents the “in-the-money” value of unvested stock options and the face value of unvested restricted stock and performance stock unit awards that would vest upon a change of control based on a stock price of $25.01 (the closing price of our stock on the last trading day of fiscal 2007).

(5)	For purposes of this calculation, we have assumed that the executive’s outstanding stock options would be assumed by the acquiring company pursuant to a change of control.

This calculation is an estimate for proxy disclosure purposes only. Payments on an actual change in control may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, changes in compensation, and reasonable compensation analyses.

Mr. Finan retired as an executive officer and employee of the Company on January 1, 2008. In accordance with his Employment, Retirement and Non-Compete Agreement he received a bonus of $200,000 upon his retirement. In accordance with his Consulting Agreement, he will receive a retainer of $276,000 for consulting services during the period from January 2, 2008 through January 1, 2009.

PROPOSAL NO. 3 STOCKHOLDER PROPOSAL

John Chevedden has given notice of his intention to present a proposal at the 2008 Annual Meeting. Mr. Chevedden’s address is 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, and Mr. Chevedden represents that he owns 1,847 shares of the Company’s common stock. Mr. Chevedden’s proposal and supporting statement, as submitted to the Company, appear below in italics.

The Board of Directors opposes adoption of Mr. Chevedden’s proposal and asks stockholders to review the Board’s response, which follows Mr. Chevedden’s proposal and supporting statement below.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy at the meeting, and entitled to vote on the proposal is required to approve this proposal.

Stockholder Proposal

POISON PILL VOTE

RESOLVED, Shareholders request that our Board adopt a bylaw or charter amendment that any 2007 or subsequent company poison pill shall trigger a mandatory shareholder vote as a separate ballot item.

Such a mandatory vote, in compliance with applicable law, would be at the earliest next shareholder meeting or special meeting. When our directors know that a poison pill will be subject to a mandatory vote, this certainty of a vote will give our directors a far greater incentive to use their utmost discretion before using such a drastic measure as a poison pill. A poison pill expiration date shall have no power to exclude this mandatory vote.

“Poison pills … prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it’s doing a poor job. They water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.” — “Take on the Street” by Arthur Levitt, SEC Chairman, 1993–2001.

“That’s the key negative of poison pills — instead of protecting investors, they can also preserve the interests of management deadwood as well.” — Morningstar.com, August 15, 2003.

John Chevedden, Redondo Beach, California said the merits of this proposal should also be considered in the context of our company’s overall corporate governance structure and individual director performance. For instance in 2007 the following structure and performance issues were identified:

•	We had no shareholder right to:

1.	Cumulative voting

2.	Call a special meeting

3.	Act by written consent

4.	A majority vote standard in electing our directors

•	Thus future shareholder proposals on the above topics could obtain significant support.

•	The voting figures at our 2007 annual meeting were withheld from shareholders for two months — except for certain privileged shareholders.

•	We did not have an Independent Chairman or even a Lead Director — Independence concern.

•	Our Company will take three-years to transition to annual election of each director — when the transition could be completed in one-year.

•	Thus we cannot vote on some directors until 2009.

Additionally:

•	Our full board met only five times in a year.

•	Poison pill: Our directors have the power to adopt a poison pill that is never subject to a shareholder vote.

•	Three directors had 16 to 25 years tenure — Independence concern and director retirement concern.

•	Mr. Langland, with 16 years director tenure, chaired our nomination committee — Independence concern and recruitment concern.

•	Ms. Bedient chaired our Audit Committee and yet was not even an Audit Financial Expert.

•	Plus Ms. Bedient received our most withheld votes in 2007.

The above concerns show there is need for improvement and reinforces the reason to encourage our board to respond positively to this proposal:

Poison Pill Vote –

Yes on 3

BOARD OF DIRECTORS’ RESPONSE TO STOCKHOLDER PROPOSAL 3

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 3

FOR THE FOLLOWING REASONS:

The Board opposes the proposal as unnecessary and duplicative because the Company currently does not have a stockholder rights plan (sometimes referred to as a “poison pill”), and has already adopted as part of its Corporate Governance Guidelines a policy regarding stockholder approval of any future stockholder rights plans.

A stockholder rights plan or “poison pill” is a defensive measure against a hostile takeover of a company that works by diluting the ownership of a potential acquiror upon the occurrence of specific events. Stockholder rights plans are designed to strengthen the ability of a board of directors to maximize stockholder value and protect stockholders from abusive or opportunistic takeover tactics by encouraging negotiations with the board of the target company. The ability to adopt a stockholder rights plan does not, however, give a board of directors absolute discretion to veto a proposed business combination. Under Delaware law, the Company’s Board must always act in accordance with its fiduciary duties in adopting and maintaining a stockholders rights plan.

The Company does not have and has not had a stockholder rights plan since 2002, and has no current plans to adopt one. In 2004, in response to a stockholder proposal that received a majority of affirmative votes at our annual meeting, the Company adopted a policy on rights plans that is designed to balance the concerns of stockholders and the Board’s fiduciary obligations under Delaware law. This policy states that the Company will adopt a stockholder rights plan only if stockholders have approved the plan, or if the Board determines, in exercising its fiduciary duties, that such a plan is in the best interests of the stockholders. Under this policy, if the Board were to adopt a stockholder rights plan without stockholder approval, it would submit the plan to stockholders for ratification, and if the plan is not ratified, it would terminate or allow the plan to expire no later than one year after adoption.

In recommending a vote against the proposal, the Board of Directors has not determined that a rights plan should be adopted by the Company. Any such determination would be made only after careful deliberation, in light of all circumstances then prevailing, in compliance with the Company’s policy statement on stockholder rights plans as summarized above, and in the exercise of the Board’s fiduciary duties under Delaware law to represent and protect the Company’s stockholders when evaluating the merits of any acquisition proposal. In this regard, it should be noted that our Board of Directors is elected by the stockholders, and all but one of its members are independent directors who are not employed by the Company.

In considering how to vote on the proposal, it is also important to note that the proponent has asserted the following facts in his supporting statement for the proposal that are objectively false and misleading:

•

Statement: “We had no shareholder right to…[a] majority vote standard in electing our directors.” In fact, a majority vote standard is expressly required by Article II, Section 5 of the Company’s Bylaws and is also clearly described in the Company’s proxy statement for its 2007 annual meeting of stockholders, as well as in this proxy statement under the heading “Questions and Answers — How many votes must the nominees have to be elected” on page [    ].

•

Statement: “The voting figures at our 2007 annual meeting were withheld from shareholders for two months — except for certain privileged shareholders.” In fact, the Company announced preliminary voting results at the conclusion of the 2007 annual meeting, and disclosed the certified voting results (or voting figures) to all stockholders in the Company’s Form 10-Q filed on August 7, 2007, as required by applicable SEC rules. At no time did the Company selectively disclose the voting results to “certain privileged shareholders.”

•

Statement: “We did not have an Independent Chairman or even a Lead Director — Independence concern.” In fact, Section 3 of the Company’s Governance and Nominating Committee Charter provides that the Chairman of the Governance and Nominating Committee will serve as the Company’s lead director. As disclosed in the proxy statement for our 2007 annual meeting of stockholders and also in this proxy statement (in the director biographies section and under the heading “Executive Sessions and Lead Director”), Mr. R. Marc Langland, one of our independent directors, currently serves as chairman of the Governance and Nominating Committee and as lead director. The responsibilities of the lead director are set forth in Section 1.10 of the Company’s Corporate Governance Guidelines, which are located under “Corporate Governance” in the “Investor Relations” section of the Company’s website at www.alaskaair.com.

•

Statement: “Ms. Bedient chaired our Audit Committee and yet was not even an Audit Financial Expert.” In fact, Ms. Bedient is a financial expert within the meaning of applicable SEC rules. The Company disclosed in its proxy statement for its 2007 annual meeting of stockholders and again in this proxy statement under the heading “Board and Committee Independence” that Ms. Bedient has been designated an audit committee financial expert by our Board of Directors.

•	Statement: “Ms. Bedient received our most withheld votes in 2007.” In fact, Ms. Bedient was not up for election in 2007, and therefore could not, and did not, receive any “withhold” votes.

Stockholders should consider these false statements when determining how to vote on the proposal in addition to the other considerations described above.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 3.

PROPOSAL NO. 4 STOCKHOLDER PROPOSAL

Terry Dayton has given notice of his intention to present a proposal at the 2008 Annual Meeting. Mr. Dayton’s address is 10510 E. 6th Avenue, Spokane, WA 99206, and Mr. Dayton represents that he owns 807 shares of the Company’s common stock. Mr. Dayton’s proposal and supporting statement, as submitted to the Company, appear below in italics.

The Board of Directors opposes adoption of Mr. Dayton’s proposal and asks stockholders to review the Board’s response, which follows Mr. Dayton’s proposal and supporting statement below.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy at the meeting, and entitled to vote on the proposal is required to approve this proposal.

Stockholder Proposal

CUMULATIVE VOTING

RESOLVED, that our board initiate in 2008 the appropriate process to amend our company’s governance documents (certificate of incorporation and/or bylaws) to ensure that cumulative voting is permitted to elect director nominees to the board. Cumulative voting means that each shareholder may cast as many votes as equal to number of share held, multiplied by the number of directors to be elected. A shareholder may cast all such cumulated votes for a single candidate or split votes between multiple candidates, as that shareholder sees fit. Under cumulative voting shareholders can withhold votes from certain nominees in order to cast multiple votes for others.

Proposalist Terry Dayton, a Horizon Air communications agent, has notified the Alaska Air Group, Inc. (“AAG”) that he intends to present the following proposal at the 2008 Annual Meeting.

SUPPORTING STATEMENT

Cumulative voting won 54% support at Aetna and 56% support at Alaska Airlines in 2005. It also received 55% support at General Motors (GM) in 2006. The Council of Institutional Investors www.cii.org has recommended adoption of this proposal topic. CalPERS also recommended a yes-vote for proposals on this topic.

Cumulative voting allows a significant group of shareholders to elect a director of its choice safeguarding minority shareholder interests and bringing independent perspectives to Board decisions. Most importantly cumulative voting encourages management to maximize shareholder value by making it easier for a would-be acquirer materialize, however that very possibility represents a powerful incentive for improved management of our company.

This proposal is particularly important because our company has underperformed its peers over one-year, three-year, and five-year periods. Additionally we still have plurality voting, a partially staggered board and there is no shareholder right to call a special meeting or act by written consent.

Vote Yes on Proposal No. 4 for Cumulative Voting

BOARD OF DIRECTORS’ RESPONSE TO STOCKHOLDER PROPOSAL 4

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4

FOR THE FOLLOWING REASONS:

The Board believes that directors should be elected through a system that assures that directors will represent the interests of all stockholders, not just those of particular groups. Currently all of our directors have been elected by a majority of shares voted. Cumulative voting could lead to factionalism by enabling individual stockholders or groups of stockholders with less than a majority of the shares to pool their votes to elect directors concerned with advancing the positions of the narrow group responsible for their election. The Board believes this potential conflict between a director’s fiduciary duty to represent all of the Company’s stockholders and an allegiance to a special interest group could threaten the integrity and efficiency with which the Board discharges its duties. In addition, the Board believes that the support by directors of the special interests of the constituencies that elected them could create partisanship and divisiveness among Board members and impair the Board’s ability to operate effectively as a governing body, to the detriment of all the Company’s stockholders.

Moreover, in March 2006, the Board adopted a majority voting policy under which director nominees must receive a majority of the votes cast in uncontested elections. In any non-contested election of directors, any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall immediately tender his or her resignation. The Board is then required to act on the recommendation of the Governance and Nominating Committee on whether to accept or reject the resignation, or whether other action should be taken. The Board believes that the Company’s majority voting standard gives stockholders a meaningful say in the election of directors, making cumulative voting unnecessary.

The Board believes that the Company’s current system of electing directors, which is similar to that of most major publicly-traded corporations and which entitles each share to one vote for each nominee, will continue to work successfully in the future, as it has in the past. Ten of the eleven members of the Board are independent non-management directors and all directors have been elected by a majority of shares voted. The Board believes that this structure is the most effective means to ensure that the Board will continue to exercise independent judgment and remain accountable to all of the Company’s stockholders, rather than to a particular group.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 4.

PROPOSAL NO. 5 STOCKHOLDER PROPOSAL

William Davidge has given notice of his intention to present a proposal at the 2008 Annual Meeting. Mr. Davidge’s address is 514 EM Watts Road, Scappoose, OR 97068-4007, and Mr. Davidge represents that he owns 132 shares of the Company’s common stock. Mr. Davidge’s proposal and supporting statement, as submitted to the Company, appear below in italics.

The Board of Directors opposes adoption of Mr. Davidge’s proposal and asks stockholders to review the Board’s response, which follows Mr. Davidge’s proposal and supporting statement below.

The affirmative vote of the holders of a majority of the shares of common stock present, in person or represented by proxy at the meeting, and entitled to vote on the proposal is required to approve this proposal.

Stockholder Proposal

SHAREHOLDER SAY ON EXECUTIVE PAY

RESOLVED, that shareholders of our company request our board to adopt a policy to give shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (NEOs) set forth in the proxy statement’s Summary Compensation Table (SCT) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

Proposalist Bill Davidge, a Horizon Air aircraft mechanic of 514 EM Watts Road, Scappoose, Oregon, has notified the Alaska Air Group, Inc. that he intends to present the following proposal at the 2008 Annual Meeting.

Investors are increasingly concerned about mushrooming executive pay, which often appears to be insufficiently aligned with the creation of shareholder value. As a result, shareholders filed more than 60 “say on pay” resolutions with companies in 2007, averaging a 42% vote. In fact, seven resolutions exceed a majority vote. Verizon Communications (VZ) and Aflac (AFL) took the lead and decided to present such a resolution to a shareholder vote.

A bill to provide for annual advisory votes on executive pay passed in the U.S. House of Representatives by a 2-to-1 margin.

I believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In the United Kingdom, in contrast to U.S. practices, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

If investors wish to register opposition to a pay package(s) in the previous year, withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction.

Accordingly, I urge our board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide our board with useful information about shareholder views on our company’s senior executive compensation, as reported each year.

VOTE YES ON NO. 5 Shareholders Say on Executive Pay

BOARD OF DIRECTORS’ RESPONSE TO STOCKHOLDER PROPOSAL 5

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 555

FOR THE FOLLOWING REASONS:

The Board believes that Alaska Air Group shareholders already have a ‘say on executive pay’ via annual elections for the Board of Directors, direct communication with the Board, and periodic votes on equity incentive plans.

In 2008 and every subsequent year, Air Group shareholders will vote on the election of all members of our Compensation Committee. Inherent in that vote is the ability to communicate approval of or dissention with their actions regarding executive compensation. By allowing stockholders to vote “for” or “against” each director under our majority vote for director policy, stockholders can hold directors accountable with respect to executive compensation.

Stockholders have the ability to communicate directly with the Board about executive pay. Feedback on compensation-related concerns may be sent to the Board of Directors in accordance with the Company’s policy for stockholder communications, which is described further under “Stockholder Communications Policy” in this proxy statement. Specifically, stockholders may submit their feedback by writing to our Board of Directors or to any specific directors at the following address: Board of Directors, Alaska Air Group, Inc., PO Box 68947, Seattle, WA 98168.

In addition, our stockholders have the ability to influence the aggregate amount and types of equity compensation available to be awarded to our executives through their review and approval of the Company’s equity incentive plans.

Our Compensation Committee is very active and consists entirely of independent directors. The Committee is solely responsible for maintaining an executive compensation program designed to attract, motivate and retain the most highly qualified and experienced leadership for the Company while also aligning management’s interests with those of the Company’s stockholders. The Compensation Committee held six meetings during the course of the last year, and undertook an in-depth review and analysis of total direct compensation at the executive level to ensure that it is structured to satisfy the objectives of the Company’s executive compensation program. The Board believes the Compensation Committee provides effective, thorough, and independent oversight of the Company’s executive compensation, and that such oversight has resulted in a compensation program that is performance-driven and internally equitable. As disclosed in more detail under the caption “Compensation Discussion and Analysis” beginning at page [    ] of this proxy statement, the Compensation Committee intentionally targets base compensation for its Named Executive Officers at substantially below the median for the Company’s industry peer group and other large companies, with the idea that the Company’s executives will have the opportunity to earn market level compensation through short- and long-term incentive programs that pay when performance objectives are met. Moreover, the Committee’s deliberate consideration of the importance of internal equity has resulted in a current level of Chief Executive Officer total direct compensation that is two times that of the next level, the Executive Vice President level.

As opposed to the general nature of the proposed, once-a-year, “for” or “against” advisory vote, which may not clearly communicate stockholder views on the type, amounts or preferred improvements to the Company’s executive compensation, the Board believes that the ability to vote “for” or “against” a director, direct feedback to the Board, and votes on equity incentive plans are more effective mechanisms for stockholders to provide the Board with feedback about executive compensation than the proposed once-a-year advisory vote.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSAL 5.

OPPOSING SOLICITATION

Mr. Stephen Nieman, a stockholder of the Company, has informed the Company of his intention to nominate up to six persons at the annual meeting for election to the Board of Directors. Regardless of the outcome of the opposing solicitation, each of the Board of Directors’ nominees intends to serve if elected.

The following information is being provided pursuant to SEC regulations that require certain disclosures if the Company references a solicitation in opposition.

PARTICIPANTS IN THE SOLICITATION

Under the SEC regulations, each member of the Board of Directors is deemed to be a “Participant” in the Company’s solicitation of proxies in connection with the Annual Meeting. Set forth below are the name and principal occupation of each member of the Board (six of whom are also nominees), and the name, principal business and address of any corporation or other organization in which that director’s occupation or employment is carried on. For additional information concerning each of the directors, see “Nominees for Election” and “Continuing Directors” in this Proxy Statement.

Name and Principal Occupation	Business Address	Principal Business of Employer
William S. Ayer Chairman, President and CEO	Alaska Air Group, Inc. and Alaska Airlines, Inc. P.O. Box 68900 Seattle, WA 98168	Air transportation

Patricia M. Bedient Executive Vice President and CFO	Weyerhaeuser Company 33663 Weyerhaeuser Way So. Federal Way, WA 98003	Forest products

Phyllis J. Campbell President and CEO	The Seattle Foundation 1200 Fifth Avenue, Suite 1300 Seattle, WA 98101	Philanthropic

Mark R. Hamilton President	University of Alaska System 202 Butrovich Bldg. 910 Yukon Drive Fairbanks, AK 99775	Education

Jessie J. Knight, Jr. Executive Vice President, External Affairs	Sempra Energy 101 Ash Street San Diego, CA 92101	Energy

R. Marc Langland Chairman, President and CEO	Northrim Bank P.O. Box 241489 Anchorage, AK 99524	Banking

Dennis F. Madsen Chairman	Seatab Software 15325 SE 30th Place Bellevue, WA 98007	Software

Byron I. Mallott Senior Fellow	First Alaskans Institute 102 Cordova Juneau, AK 99801	Development of Alaska Native peoples and their communities

J. Kenneth Thompson President and CEO	Pacific Star Energy LLC 3601 “C” Street, Suite 1400 Anchorage, AK 99503	Energy

Richard A. Wien Chairman and CEO	Florcraft, Inc. 1991 Fox Avenue Fairbanks, AK 99701	Flooring

Other Participants

The following employees of the Company may also be deemed to be Participants. The principal business address of each is that of the Company, P.O. Box 68947, Seattle, WA 98168.

Shannon K. Alberts

Managing Director, Investor Relations and Assistant Secretary of Alaska Airlines, Inc. and Assistant Secretary of Alaska Air Group, Inc.

Karen A. Gruen

Managing Director, Corporate Affairs, Associate General Counsel and Assistant Corporate Secretary of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Keith Loveless

Vice President, Legal and Corporate Affairs, General Counsel and Corporate Secretary of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Bradley D. Tilden

Executive Vice President, Finance and Planning and Chief Financial Officer of Alaska Air Group, Inc. and Alaska Airlines, Inc.

Information Regarding Ownership of the Company’s Securities by Participants

The number of shares of common stock beneficially owned by each director and Mr. Tilden at March 14, 2008 is set forth in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement.

On March 14, 2008, Ms. Alberts, Ms. Gruen and Mr. Loveless beneficially owned 4,409, 4,417 and 75,969 shares, respectively, of which 3,842, 3,402 and 72,497 shares, respectively, were shares that may be acquired by exercise of employee stock options exercisable on or before May 13, 2008. No Associate (as that term is used in SEC regulations) of a Participant owns any common stock of the Company. No Participant owns any securities of any parent or subsidiary of the Company beneficially, either directly or indirectly. No Participant or Associate of any Participant owns shares of record that are not also owned beneficially.

Information Regarding Transactions in the Company’s Stock by Participants

The following table sets forth all transactions that may be deemed purchases or sales of the Company’s common stock by the Participants since January 1, 2006.

Participants	Date	Number of Shares of Common Stock Purchased or (Sold/Exchanged)	Footnote
Shannon K. Alberts	01/01/06 — 12/31/06	(510)	(1)
	02/28/06	18	(4)
	04/21/06	500	(6)
	04/21/06	(500)	(6)
	05/31/06	22	(4)
	08/31/06	19	(4)
	10/25/06	(248)	(4)
	10/25/06	2,900	(6)
	10/25/06	(2,900)	(6)
	11/30/06	23	(4)
	01/01/07 — 12/31/07	97	(1)
	02/28/07	19	(4)
	5/31/07	25	(4)
	8/31/07	29	(4)
	11/10/07	9,786	(8)
	11/30/07	25	(4)
	01/01/08 — 03/14/08	30	(1)

William S. Ayer	01/01/06 — 12/31/06	193	(1)
	01/01/07 — 12/31/07	167	(1)
	08/25/06	10,800	(3)
	01/31/07	9,175	(7)
	11/10/07	9,786	(8)
	01/01/08 — 03/14/08	107	(1)

Patricia M. Bedient	05/17/06	806	(5)
	6/13/07	1,131	(5)

Phyllis J. Campbell	05/17/06	403	(5)
	6/13/07	565	(5)

Karen A. Gruen	01/01/06 — 12/31/06	(632)	(1)
	05/08/06	1,000	(6)
	05/08/06	(1,000)	(6)
	05/31/06	66	(4)
	08/31/06	58	(4)
	11/30/06	73	(4)
	01/01/07 — 12/31/07	120	(1)
	02/28/07	65	(4)
	5/31/07	89	(4)
	8/31/07	105	(4)
	11/30/07	88	(4)
	01/01/08 — 03/14/08	111	(1)

Mark R. Hamilton	05/17/06	403	(5)
	6/13/07	565	(6)

Participants	Date	Number of Shares of Common Stock Purchased or (Sold/Exchanged)	Footnote
Jessie J. Knight, Jr.	05/07/06	806	(5)
	6/13/07	1,131	(5)

R. Marc Langland	05/07/06	403	(5)
	6/13/07	848	(5)

Keith Loveless	01/01/06 — 12/31/06	199	(1)
	04/21/06	3,818	(6)
	04/21/06	(3,818)	(6)
	01/01/07 — 12/31/07	229	(1)
	11/10/07	2,706	(8)
	01/01/08 — 03/14/08	59	(1)

Dennis F. Madsen	05/17/06	806	(5)
	6/13/07	1,131	(5)

Byron I. Mallott	05/17/06	403	(5)
	6/13/07	565	(5)

J. Kenneth Thompson	05/17/06	806	(5)
	6/13/07	1,131	(5)

Bradley D. Tilden	01/01/06 — 12/31/06	1,620	(1)
	01/31/06	3,915	(7)
	08/04/06	4,000	(6)
	08/04/06	(4,000)	(6)
	01/01/07 — 03/31/07	228	(1)
	11/10/07	3,934	(8)
	01/01/08 — 03/14/08	60	(1)

(1)	Investment in 401(k) plan.

(2)	Transfer within 401(k) plan.

(3)	Shares acquired upon exercise of employee stock option.

(4)	Purchase (sale) through Employee Stock Purchase Plan.

(5)	Director retainer paid in stock.

(6)	Same-day exercise and sale of employee stock option.

(7)	Issue of common shares in lieu of cash bonus under employee stock option plan.

(8)	Lapse and issue of restricted stock units; no longer subject to forfeiture.

Understandings with Respect to Securities of the Company

In 2007, non-employee directors received 50% of their annual retainers for service as directors in the form of shares of common stock and had the option to elect to receive additional shares in lieu of all or a portion of their annual cash retainers. See “2007 Director Compensation” in this Proxy Statement.

As of March 14, 2008, the following Participants have employee stock options for the indicated number of shares of common stock: Ms. Alberts, 6,370; Mr. Ayer, 606,500; Ms. Gruen, 4,610; Mr. Loveless, 98,720; and Mr. Tilden, 182,450. See the “Information Regarding Transactions in the Company’s Stock by Participants” table in this Proxy Statement for additional information.

Except as described in this Proxy Statement, no Participant has and during the last year has not had any arrangement or understanding with any person with respect to any securities of the Company.

Understandings with Respect to Future Employment by the Company

Messrs. Ayer, Loveless and Tilden have agreements with the Company under which they would receive severance pay for up to 36 months in the event that they were terminated within 36 months after a change in control of the Company. Ms. Alberts and Ms. Gruen have an agreement with the Company under which they would receive severance pay for up to 24 months in the event that they are terminated within 24 months after a change in control. See “Potential Payments Upon Change in Control” in this Proxy Statement. No other Participant, nor any Associate of any Participant, has any understanding with respect to future employment. No Participant or any Associate of any Participant has any arrangement or understanding with respect to future transactions to which the Company or any of its affiliates will or may be a party.

REDUCE DUPLICATIVE MAILINGS

The Company is required to provide an annual report and proxy statement to all stockholders of record. If you have more than one account in your name or at the same address as other stockholders, the Company or your broker may discontinue mailings of multiple copies. If you wish to receive separate mailings for multiple accounts at the same address, you should mark the designated box on your proxy card. If you are voting by telephone or the internet and you wish to receive multiple copies, you may notify us at the address and phone number at the end of the following paragraph if you are a stockholder of record or notify your broker if you hold through a broker.

Once you have received notice from your broker or us that they or we will discontinue sending multiple copies to the same address, you will receive only one copy until you are notified otherwise or until you revoke your consent. If, at any time, you wish to resume receiving separate proxy statements or annual reports, or if you are receiving multiple statements and reports and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Alaska Air Group, Inc., P.O. Box 68947, Seattle, WA 98168, or by calling (206) 392-5131.

SUBMISSION OF PROPOSALS FOR NEXT ANNUAL MEETING

The Company expects to hold its next annual meeting on or about May 19, 2009. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to the Corporate Secretary at the address below. The proposal must be received at the Company’s executive offices no later than December 10, 2008, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and the Company’s Bylaws, you must have continuously held at least $2,000 in market value or 1% of the Company’s outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in the Company’s proxy materials, you must provide notice of such proposal to the Company no later than February 18, 2009. The Company’s Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:

Corporate Secretary

Alaska Air Group, Inc.

P.O. Box 68947

Seattle, WA 98168

Exhibit A

ALASKA AIR GROUP, INC.

2008 PERFORMANCE INCENTIVE PLAN

1. PURPOSE OF PLAN

The purpose of this Alaska Air Group, Inc. 2008 Performance Incentive Plan (this “Plan”) of Alaska Air Group, Inc., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).

3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;
(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5;

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, substitution, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration, provided, however, that in no case without stockholder approval shall the Corporation effect a “repricing” of a stock option or stock appreciation right granted under this Plan by purchasing the option or stock appreciation right at a time when the exercise or base price of the award is greater than the fair market value of a share of Common Stock; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS

4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	2,100,000 shares of Common Stock, plus

(2)	the number of shares of Common Stock available for additional award grant purposes under the Corporation’s 2004 Long-Term Incentive Plan (the “2004 Plan”) as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2004 Plan as of the Stockholder Approval Date, plus

(3)	the number of any shares subject to stock options granted under the 2004 Plan and outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised (including any shares subject to stock options granted under the Corporation’s 1999 Long-Term Equity Incentive Plan (the “1999 Plan”) outstanding on the Stockholder Approval Date which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date and would otherwise become eligible for award grant purposes under the 2004 Plan in accordance with the provisions of that plan);

(4)	the number of any shares subject to restricted stock and restricted stock unit awards granted under the 2004 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.

provided that in no event shall the Share Limit exceed 5,099,517 shares (which is the sum of the 2,100,000 shares set forth above, plus the number of shares available under the 2004 Plan for additional award grant purposes as of the Effective Date (as such term is defined in Section 8.6.1), plus the aggregate number of shares subject to awards previously granted and outstanding under the 2004 Plan and the 1999 Plan as of the Effective Date).

Shares issued in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.7 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 170 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.

The following limits also apply with respect to awards granted under this Plan:

(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 2,100,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 300,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.

Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.

4.3	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section 162(m) of the Code with respect to awards intended as performance-based compensation thereunder.

4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.

5.2

Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be, and options and SARs granted to officers and employees (“Qualifying Options” and “Qualifying SARS,” respectively) typically will be, granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code (“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of Qualifying Options or Qualifying SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any Qualifying Option or Qualifying SAR shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.

5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.

5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than Qualifying Options and Qualifying SARs) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, profitability, economic value added, market share, productivity, safety, customer satisfaction, on-time performance, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.

5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. Grants of Qualifying Options and Qualifying SARs to any one participant in any one calendar year shall be subject to the limit set forth in Section 4.2(b). The maximum number of shares of Common Stock which may be delivered pursuant to Performance-Based Awards (other than Qualifying Options and Qualifying SARs, and other than cash awards covered by the following sentence) that are granted to any one participant in any one calendar year shall not exceed 300,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 7.1. In addition, the aggregate amount of compensation to be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $1,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent required by Section 162(m) of the Code.

5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than Qualifying Options and Qualifying SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.

5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than Qualifying Options and Qualifying SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan.

5.3	Award Agreements. Each award shall be evidenced by either (1) a written award agreement in a form approved by the Administrator and executed by the Corporation by an officer duly authorized to act on its behalf, or (2) an electronic notice of award grant in a form approved by the Administrator and recorded by the Corporation (or its designee) in an electronic recordkeeping system used for the purpose of tracking award grants under this Plan generally (in each case, an “award agreement”), as the Administrator may provide and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Stock were reported on the Exchange on that date, the closing price (in regular trading) for a share of Common Stock on the Exchange for the next preceding day on which sales of Common Stock were reported on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Exchange for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.7	Transfer Restrictions.

5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if approved or ratified by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.

5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the applicable award agreement.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7. ADJUSTMENTS; ACCELERATION

7.1	Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

Unless otherwise expressly provided in the applicable award agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based awards to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding performance-based awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code, Section 409A of the Code and Section 162(m) of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2

Corporate Transactions—Assumption and Termination of Awards. Upon the occurrence of any of the following: any merger, combination, consolidation, or other reorganization; any exchange of Common Stock or other securities of the Corporation; a sale of all or substantially all the business, stock or assets of the Corporation; a dissolution of the Corporation; or any other event in which the Corporation does not survive (or does not survive as a public company in respect of its Common Stock); then the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence, then, unless the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award or the award would otherwise continue in accordance with its terms in the circumstances: (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; and (2) each award shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award.

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the award if an event giving rise to an acceleration does not occur.

Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

7.3	Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

8. OTHER PROVISIONS

8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:

(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to

Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1 Effective Date. This Plan is effective as of March 13, 2008, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).

8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.

8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.

8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.8.3	Plan Construction.

(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as Qualifying Options and Qualifying SARs granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).

8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

VOTING INSTRUCTION CARD FOR ALL SHAREHOLDERS EXCEPT

BENEFICIAL SHAREHOLDERS

ALASKA AIR GROUP, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

May 20, 2008

The stockholder hereby appoints William S. Ayer and Keith Loveless, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Alaska Air Group, Inc., that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at [            ] on Tuesday, March 20, 2008, at the Museum of Flight, 9404 E. Marginal Way So., Seattle, Washington, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE

STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR

THE ELECTION OF NOMINEES FOR THE BOARD OF DIRECTORS AND FOR THE APPROVAL OF THE ALASKA AIR GROUP, INC. 2008 PERFORMANCE INCENTIVE PLAN LISTED ON THE REVERSE SIDE, AND AGAINST PROPOSALS 3 THROUGH 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE

ENCLOSED REPLY ENVELOPE OR BY VOTING OVER THE INTERNET OR BY TELEPHONE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ALASKA AIR GROUP P.O. BOX 68947 SEATTLE, WA 98168

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by ALASKA AIR GROUP, INC. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to ALASKA AIR GROUP, INC., c/o Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

ALASKA1

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALASKA AIR GROUP, INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1 AND 2; AND “AGAINST” ITEMS 3 THROUGH 5.		For All	Withhold All	For All Except

Vote on Directors		☐	☐	☐
1.	To elect as Directors of Alaska Air Group, Inc., the nominees listed below.

01) William S. Ayer

02) Phyllis J. Campbell

03) Mark R. Hamilton

04) R. Marc Langland

05) Dennis F. Madsen

06) Byron I. Mallott

To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote on Proposals		For	Against	Abstain

2.	Board Proposal to Approve the Alaska Air Group, Inc. 2008 Performance Incentive Plan	☐	☐	☐

3.	Stockholder Proposal to Amend Governance Documents Regarding Poison Pill	☐	☐	☐

4.	Stockholder Proposal to Adopt Cumulative Voting	☐	☐	☐

5.	Stockholder Proposal to Adopt Say on Executive Pay	☐	☐	☐

For address changes and/or comments please check this box and write them on the back where indicated				☐

Signature [PLEASE SIGN WITHIN BOX]	Date

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR items 1 and 2 and AGAINST items 3 through 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Signature (Joint Owners)	Date

To Vote by Internet • Read the Proxy Statement and have this card at hand • Log on to www.401Kproxy.com • Follow the on-screen instructions • Do not mail this proxy card	To Vote by Telephone • Read the Proxy Statement and have this card at hand • Call toll-free at 1-800-597-7657 • Follow the recorded instructions • Do not mail this proxy card	To Vote by Mail • Read the Proxy Statement • Check the appropriate boxes on this proxy card • Sign. date and return this proxy card • Mail your completed proxy card in the enclosed envelope

PLEASE DO NOT VOTE USING MORE THAN ONE METHOD

DO NOT MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

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ALASKA AIR GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS - MAY 20, 2008

BOARD OF DIRECTORS’ VOTING INSTRUCTION FORM

I hereby Instruct Vanguard Fiduciary Trust Company (“Vanguard”), as Trustee of the Alaska Air Group, Inc., Alaskasaver Plan, the Alaska Airlines, Inc, COPS, MRP and Dispatch 401(k) Plan, and the Horizon Air Industries, Inc Savings Investment Plan (collectively, the “Plans”) to vote as indicated on the reverse side of this form all shares of Common Stock of Alaska Air Group, Inc allocated to me in any of the Plans at the Annual Meeting of Stockholders to be held at [        ] on Tuesday, May 20, 2008 at the Museum of Flight, 9404 East Marginal Way South, Seattle, Washington and any adjournment or postponement thereof.

If your instructions are properly executed and timely submitted, Vanguard will vote all shares allocated to you in any of the Plans as instructed. If you do not provide instruction, or if your instruction is not properly executed or timely submitted, Vanguard will not vote such shares.

i	Sign, Date and Return the Instruction Card Promptly, Using the Enclosed Envelope.

Date:                    , 2008

Signature                                                                (Sign in the Box)

Please sign exactly as your name appears hereon. When signing in a representative capacity, please give full title.

i

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BOARD OF DIRECTORS’ VOTING INSTRUCTION FORM

THE DIRECTORS RECOMMEND THAT YOU INSTRUCT VANGUARD TO VOTE “FOR” ITEMS 1 AND 2, AND “AGAINST” ITEMS 3 THROUGH 5.

i	Please fill in box(es) as shown using black or blue ink or number 2 pencil. ☒ PLEASE DO NOT USE FINE POINT PENS.	i

Instruction for Vote on Directors

1 To elect as Directors of Alaska Air Group, Inc., the nominees listed below		FOR ALL	WITHHOLD FOR ALL	FOR ALL *EXCEPT

Nominees:	(01) William S. Ayer (02) Phyllis J. Campbell (03) Mark R. Hamilton

	(04) R. Marc Langland (05) Dennis F. Madsen (06) Byron I. Mallott	☐	☐	☐
* (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s number in the space provided above.)

Instruction for Vote on Proposals		FOR	AGAINST	ABSTAIN

2	Board Proposal to Approve the Alaska Air Group, Inc. 2008 Performance Incentive Plan	☐	☐	☐

3	Stockholder Proposal to Amend Governance Documents Regarding Poison Pill	☐	☐	☐

4	Stockholder Proposal to Adopt Cumulative Voting	☐	☐	☐

5	Stockholder Proposal to Adopt Say on Executive Pay	☐	☐	☐

i	PLEASE SIGN AND DATE ON THE REVERSE SIDE	i